OFFERING CIRCULAR

Accredited Solutions, Inc.

12,000,000 Shares of Common Stock

By this Offering Circular, Accredited Solutions, Inc., a Nevada corporation, is offering for sale a maximum of 12,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $0.30 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $10,000 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Upon qualification of this offering by the SEC, a total of $266,400 of principal amount convertible promissory notes (the “Subject Convertible Notes”) will, by their terms, be eligible for conversion into Offered Shares (the Offered Shares issued upon conversion of the Subject Convertible Notes are referred to as the “Conversion Shares”), at the election of their respective holders, at the offering price for all of the Offered Shares, $0.30 per share converted. (See “Use of Proceeds” and “Plan of Distribution”).

This offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Class of Securities Offered	Number of Offered Shares	Price to Public	Commissions(1)	Proceeds to Company(2)
Common Stock	12,000,000	$0.30	$-0-	$3,600,000(3)

(1)

We will not pay any commissions for the sale of Offered Shares in this offering. We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)

Does not account for payment of expenses of this offering, which are estimated to not exceed $20,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Shares. See “Plan of Distribution” and “Selling Shareholders.”

(3)

The amount of total proceeds received by us includes a total of $266,400 of principal amount of the Subject Convertible Notes, plus accrued interest through the date of their respective conversions. After deducting the aggregate amount due (principal and interest) under the Convertible Notes, we will receive cash proceeds from sales of the Offered Shares equal to approximately $3,333,600. (See “Use of Proceeds” and “Plan of Distribution”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter market under the symbol “ASII” in the OTC Pink marketplace of OTC Link. On September 5, 2024, the closing price of our common stock was $0.00095 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”), which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The holders of the Series A Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote.

Alexander Haase is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Haase will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Accredited Solutions, Inc., a Nevada corporation, including its subsidiary.

Our Company

The Company was formed as a Nevada corporation on November 26, 2007. The Company was involved in exploration and development of mining properties until September 30, 2013, when it discontinued operations. In June 2017, the Company’s creditors filed a petition in the District Court of Harris County, Texas for the appointment of a receiver. In August of 2017, the court appointed a receiver (who was subsequently appointed as an officer and director of the Company), and in February 2018, the receiver appointed William Alessi as a director of the Company and then resigned as a director and officer of the Company.

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On February 6, 2019, the Company acquired trademarks and intellectual property, which includes all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. Since then, the Company has been conducting operations under the “Good Hemp” trade name and through the http://www.goodhemplivin.com/ website. Information on this website is not a part of this report on Form 10-Q.

On April 30, 2019, the Company acquired the “CANNA HEMP” and “CANNA” trademarks including all rights and trade secrets and related inventory.

On August 24, 2020, with an effective date of July 1, 2020, the Company entered into a joint venture agreement with Paul Hervey (“Hervey”), an individual, for the purpose of cultivating hemp on approximately 9 acres of farmland and in approximately 3,700 square feet of greenhouse space in North Carolina (referred to as “Olin Farms”). In October 2021, Olin Farms ceased operations, and the limited liability company joint venture entity was dissolved in North Carolina.

On February 9, 2021, the Company formed Good Hemp Wellness, LLC, a limited liability company formed under the laws of the State of North Carolina, to sell CBD products to customers through chiropractic offices. In October 2021, this company was dissolved in North Carolina, and it is being treated as discontinued operations in the consolidated financial statements. The Company plans to sell Good Hemp Wellness CBD inventory directly.

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the “PXS Merger Agreement”) with Petro X Solutions, Inc. (“PXS”), a Wyoming corporation, with PXS becoming our wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the PXS Merger Agreement, as amended, an aggregate of 120,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors. Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

Since the June 1, 2023, rescission of the PXS Merger, our company’s sole business has been sales of Diamond Creek brand high alkaline water products. (See “Business”).

Recent Changes in Control. Effective June 1, 2023, in connection with the rescission of the PXC Merger, there occurred a change in control of our company. On such date, pursuant to four separate Control Securities Purchase Agreements, William Alessi acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provided Mr. Alessi voting control of the Company. In connection with this change-in-control, Eduardo A. Brito was appointed as our company’s Chief Executive Officer and Sole Director.

Effective February 1, 2024, there occurred a change in control of our company. On such date, pursuant to a settlement agreement, Alexander Haase acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provide Mr. Haase voting control of the Company, from William Alessi. The consideration paid by Mr. Haase for the shares of Series A Preferred Stock was the settlement and release of all claims arising under a consulting agreement between Messrs. Haase and Alessi. No changes in management of our company were made in connection with this change in control. (See “Business”).

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Offering Summary

Securities Offered	12,000,000 shares of common stock, par value $0.001
Offering Price	$0.30 per Offered Share.
Shares Outstanding Before This Offering	2,206,302,863 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	2,218,302,863 shares issued and outstanding, assuming the sale of all Offered Shares are sold.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock, as a class, possess superior voting rights, which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The holders of the Series A Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Currently, Alexander Haase is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Haase will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”). (See “Risk Factors” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “ASII” in the OTC Pink marketplace of OTC Link.

Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing expenses, general and administrative expenses, payroll expenses and working capital. (See Use of Proceeds).
Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal executive offices are located at 2810 N. Arcadia Court, Unit A210, Palm Springs, California 92262; our telephone number is 800-947-9197; our corporate website is located at www.diamondcreekwater.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

There is substantial doubt about the entity’s ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. We incurred a net loss of $2,152,771 (unaudited) for the six months ended June 30, 2024, and, as of June 30,2024, had an accumulated deficit of $10,026,446 (unaudited) and had negative working capital of $7,219,468 (unaudited). We incurred net losses of $1,488,595 and $31,688 for the years ended December 31, 2023 and 2022, respectively, have incurred losses since inception resulting in an accumulated deficit of $7,873,675 as of December 31, 2023, and had negative working capital of $5,233,610 as of December 31, 2023. We anticipate further losses in the development of our business.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these described uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term. We currently have a working capital deficit and our current and projected revenues are not sufficient to fund our anticipated operating needs. We incurred a net loss of $2,152,771 (unaudited) for the six months ended June 30, 2024, and net losses of $1,488,595 and $31,688 for the years ended December 31, 2023 and 2022, respectively. Unless our sales increase substantially in the near future, we will continue to incur net losses in the near term, and we may never be able to achieve profitability. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of our water products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our shareholders will realize any return on their investment or that they will not lose their entire investment.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

In the past, we have not filed our periodic reports in a timely manner. From time to time in the past, including during 2024, our company did not timely file all required periodic reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC. As of the date of this Offering Circular, however, we have filed all required periodic reports required by the Exchange Act with the SEC and our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;

•	our ongoing and anticipated future business operations and plans;

•	changes to our management personnel;

•	changes to our capital structure, including changes to shareholder voting rights; and

•	transactions between our company and our affiliates.

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In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

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A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated permanently to the “Expert Market” by OTC Markets.

•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a “limited information” company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in either segment of our business plan, supplement sales or healthcare solutions, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole officer’s serving without current compensation; the loss of this person could disrupt our operations and adversely affect the development of our business. Our future success will depend, primarily, on the continued service of our Chief Executive Officer, Eduardo Brito. We have not entered into an employment agreement with Mr. Brito. The loss of service of Mr. Brito, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

In addition to his responsibilities with our company, Mr. Brito serves other companies in various capacities. However, Mr. Brito devotes up to 40 hours per week, as needed, to our company’s business. All of his other respective obligations are in addition to his commitments to our company.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results. The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected. We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the bottled water industry in which we operate. Rather, our operating plans and strategies are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in achieving profitability.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Business

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success. Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target market: trendy, young and/or health-conscious consumers looking for a distinctive tonality and/or the perceived benefits of hemp in their beverage choices. In addition, our business depends on acceptance by our independent distributors and retailers of our brands as beverage brands that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.

Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations. Our success depends on our ability to maintain brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, including negative perceptions regarding the hemp industry, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed non-alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets. The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive hemp brands such as ours. We also compete with regional beverage producers and “private label” soft drink suppliers.

Our direct competitors in the bottled water category include traditional large beverage companies and distributors, as well as regional companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to grow our volumes or maintains our selling prices, whether in existing markets or as we enter new markets.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

Expansion efforts would likely significantly increase our operational expenses. We may in the future expand into other geographic areas, which could increase our operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of our operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require us to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. We may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with our existing operations.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets. Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors, retailers, and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

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Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on several factors, some of which are outside our control. Some of these factors include:

•	the level of demand for our brands and products in a particular distribution area;
•	our ability to price our products at levels competitive with those of competing products; and
•	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business. Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

If we lose distributors or national or regional retail accounts, our financial condition and results of operations could be adversely affected. While we continually seek to expand and upgrade our distributor network and retail relationships, we may not be able to maintain our distributor or retailer base. The loss of any of our distributors or retail accounts could have adverse effects on our revenues, liquidity and financial results, could negatively impact our ability to retain our relationships with our other distributors and our ability to expand our market, and would place increased dependence on our other independent distributors and national accounts.

We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us. Any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the ingredients in the Company’s products provided by any such third-party suppliers, manufacturers and contractors could materially impact the Company’s business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on the Company’s business, financial condition, results of operations and prospects.

Wholesale price volatility may adversely affect operations. The beverage industry is margin-based with gross profits typically dependent on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the beverage and hemp industries and other market conditions, all of which are factors beyond the control of the Company. The Company’s operating income will be sensitive to changes in transportation costs.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures. There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. While the Company currently has some liability insurance coverage, once capital is available to purchase additional liability insurance, the Company plans to increase its comprehensive liability insurance. The Company also intends to evaluate the availability and cost of property casualty and business interruption insurance, neither of which the Company currently has. Should uninsured losses occur, shareholders could lose their invested capital.

The Company may be subject to product liability claims and other claims of our customers and partners. The sale of beverage products to consumers involves a certain level of risk of product liability claims and the associated adverse publicity. Because consumption of the Company’s beverage products could cause injury to consumers if packaging or ingredients are defective, we are subject to a risk of claims for such injuries and damages. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our beverage products, packaging for those products, or the ingredients in those products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with distributors and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. While we do have product liability insurance, our amounts of coverage may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the hemp industry, is expensive, and additional coverage may be difficult to obtain. Also, additional insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our beverage products, packaging and ingredients will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

7

If we encounter product recalls or other product quality issues, our business may suffer. Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us. Our independent distributors and national accounts are not generally required to place minimum monthly orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and regional partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected. We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed. We do not manufacture our products but instead outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). We do not own the manufacturing facilities, or the equipment required to manufacture and package our beverage products, and we do not anticipate bringing the manufacturing process in-house in the future. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our beverage products in a particular geographic distribution area is important to the success of our operations within each distribution area. Competition for contract manufacturers’ business is intense, especially in the United States, and this could make it more difficult for us to obtain new or replacement manufacturers, or to locate back-up manufacturers, in our various distribution areas, and could also affect the economic terms of our agreements with our existing manufacturers. We may not be able to maintain our relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

Increases in costs of energy and increased regulations may have an adverse impact on our gross margin. Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets for the remainder of 2024 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations. Our ability, through our suppliers, business partners, contract manufacturers, independent distributors, and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and COVID-19, labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

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We are required to indemnify our directors and officers. The Articles of Incorporation and Bylaws provide that we will indemnify its officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively. We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products, or recoup our associated research and development costs.

Our business is subject to many regulations and noncompliance is costly. The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation. We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties, and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack. The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage, and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality. Our sales are seasonal, and we experience fluctuations in quarterly results as a result of many factors. We historically have generated a greater percentage of our revenues during the warm weather months of April through September. Timing of customer purchases will vary each year, and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

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Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

The outstanding shares of our Series A Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Alexander Hasse is the owner of all outstanding shares of our Series A Preferred Stock, which provides holders of the Series A Preferred Stock, as a class, voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Currently, Alexander Haase is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Haase will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His ownership of all outstanding shares of our Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

The outstanding shares of our Series A Preferred Stock, as a class, may be converted into a number of shares of our common stock equal to 14% of the then-outstanding shares of common stock. Each share of Series A Preferred Stock has rights to convert into a number of shares of our common stock equal to one percent (1%) of the then-outstanding shares of our common stock, at any time. The effect of such rights of conversion is that their holder, were the holder to convert all outstanding shares of our Series A Preferred Stock into common stock, would be issued a number of shares of common stock equal to 14% of our then-outstanding shares of common stock. (See “Dilution—Ownership Dilution”).

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of all outstanding shares of Series A Preferred Stock into a number of shares of common stock equal to 14% of our then-outstanding shares of common stock. The outstanding shares of Series A Preferred Stock may be converted into shares of our common stock at any time.

The conversion of the outstanding shares of Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our pro forma net tangible book value as of June 30, 2024, was $(7,064,683) (unaudited), or $(0.00) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at an offering price of $0.30 per share.

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Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.300
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.30

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.30
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.30

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.30
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.30

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.30
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.00)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.30

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Shares, (b) assuming an offering price of $0.30 and (c) assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Shares of Common Stock Sold	3,000,000	6,000,000	9,000,000	12,000,000
Gross proceeds	$900,000	$1,800,000	$2,700,000	$3,600,000
Offering expenses	20,000	20,000	20,000	20,000
Net proceeds	$880,000	$1,780,000	$2,680,000	$3,580,000

The table below sets forth the proceeds we would derive from the sale of all of the Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares, assuming the payment of no sales commissions or finder’s fees and before the payment of expenses associated with this offering of approximately $20,000, and assuming an offering price of $0.30. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares.

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	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Sales and Marketing Expense	$200,000	$800,000	$800,000	$800,000
Payroll Expense(1)	100,000	100,000	100,000	100,000
Business/Asset Acquisition(2)	100,000	400,000	1,000,000	1,800,000
General and Administrative Expense	100,000	100,000	100,000	100,000
Working Capital	113,600	113,600	413,600	513,600
	613,600	1,513,600	2,413,600	3,313,600
Plus the cash value of the amount (principal and accrued interest attributable to the conversion of the Subject Convertible Notes(3)(4)	266,400	266,400	266,400	266,400
Total	$880,000	$1,780,000	$2,680,000	$3,580,000

(1)

We intend to apply up to $100,000 of proceeds in compensating our management, including our Chief Executive Officer and our Chief Financial Officer. However, we have not entered into an employment agreement with either of our executive officers. It is expected that we will enter into an employment agreement with such persons, in the near future, although none of the terms of such employment agreements has been determined.

(2)

Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any going business and/or assets. There is no assurance that we will be able to acquire any going business and/or assets. To the extent we are unable to so acquire a going business and/or assets, proceeds allocated for such use would be applied to sales and marketing expenses and to working capital.

(3)	The Subject Convertible Notes were issued, as follows:

(a)

On September 4, 2024, we issued a $75,000 principal amount convertible promissory note to our Chief Executive Officer, Eduardo A. Brito, at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(b)

On September 4, 2024, we issued a $50,000 principal amount convertible promissory note to our Chief Financial Officer, Rodney L. Sperry, at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(c)

On September 4, 2024, we issued a $15,000 principal amount convertible promissory note to Greg Kopsch at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a severance payment.

(d)

On September 4, 2024, we issued a $25,000 principal amount convertible promissory note to Leopoldo Barbosa at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of severance payment.

(e)

On September 4, 2024, we issued a $19,400 principal amount convertible promissory note to Newlan Law Firm, PLLC at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of Legal Services.

(f)

On September 4, 2024, we issued a $40,000 principal amount convertible promissory note to Newlan Law Firm, PLLC at 8% per annum, that is due on September 4, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of legal services.

(g)

On August 29, 2024, we issued a $42,000 principal amount convertible promissory note to JanBella Group, LLC at 8% per annum, that is due on August 29, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in consideration of a loan.

(4)

To the extent the Subject Convertible Notes are not converted into Conversion Shares, all unissued Conversion Shares would be available for sale by us hereunder. Any proceeds derived from such sales would be applied to working capital.

Further, our Board of Directors has determined that, in our company’s sole discretion, we may issue Offered Shares in this offering for non-cash consideration, including, without limitation, promissory notes, services and/or other consideration without notice to subscribers in this offering; provided, however, that any Offered Shares issued in this manner shall be issued at the fixed price $0.30 per Offered Share.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

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Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 12,000,000 Offered Shares on a best-efforts basis, at a fixed price of $0.30 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Upon qualification of this offering by the SEC, approximately $266,400 in principal and interest of the Subject Convertible Notes will, by the terms of the Subject Convertible Notes, be eligible for conversion into the Conversion Shares, at the election of their holders, at the offering price for all of the Offered Shares, or $0.30. (See “Use of Proceeds”).

Further, our Board of Directors has determined that, in our company’s sole discretion, we may issue Offered Shares in this offering for non-cash consideration, including, without limitation, promissory notes, services and/or other consideration without notice to subscribers in this offering; provided, however, that any Offered Shares issued in this manner shall be issued at the fixed price $0.30 per Offered Share.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Eduardo A. Brito. Mr. Brito will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Brito is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Brito:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Brito at: eduardo@diamondcreekwater.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: eduardo@diamondcreekwater.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.adia-med.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 2,500,000,000 shares of common stock, $.001 par value per share, and (2) 30,000,000 shares of preferred stock, $.001 par value per share, (a) of which 15,000 shares are designated Series A Preferred Stock and (b) of which 5,000 shares are designated Series B Preferred Stock

As of the date of this Offering Circular, there were 2,206,302,863 shares of our common stock issued and outstanding, held by approximately 900 holders of record; 14,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder; and 1,217 shares of Series B Preferred Stock issued and outstanding held by six (6) holders.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Preferred Stock

Designation and Amount. 15,000 shares were designated as Series A Preferred Stock.

Voting Rights. The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Dividends. The Series A Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company’s common stock multiplied by the conversion rate.

Conversion Rate. The Series A Preferred Stock shall be convertible into shares of the Company’s common stock, as follows: each share of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals 0.001 percent (0.001%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 1,000 shares of Series A Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion. A holder of shares of Series A Preferred Stock shall be required to convert all of such holder’s shares of Series A Preferred Stock, should any such holder exercise his, her or its rights of conversion.

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Series B Preferred Stock

Designation and Amount. 5,000 shares were designated as Series B Preferred Stock. The Series B Preferred Stock shall have an initial liquidation preference, or stated value, of $1,000 per share.

Voting Rights. Series B Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Dividends. Series B Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion.

Conversion Rights. The Series B Preferred Stock is convertible at any time at a conversion price equal 85% multiplied by the average of the three (3) lowest volume weighted average prices for the Company’s common stock during the five (5) Trading Day period ending on the latest trading day prior to the conversion date.

Transfer Agent

Equiniti is the transfer agent for our common stock. Equiniti’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120; its telephone number is 800-468-9716; its website is equiniti.com/us. No information found on Equiniti’s website is part of this Offering Circular.

BUSINESS

The Company was formed as a Nevada corporation on November 26, 2007. The Company was involved in exploration and development of mining properties until September 30, 2013, when it discontinued operations. In June 2017, the Company’s creditors filed a petition in the District Court of Harris County, Texas for the appointment of a receiver. In August of 2017, the court appointed a receiver (who was subsequently appointed as an officer and director of the Company), and in February 2018, the receiver appointed William Alessi as a director of the Company and then resigned as a director and officer of the Company.

On February 6, 2019, the Company acquired trademarks and intellectual property, which includes all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. Since then, the Company has been conducting operations under the “Good Hemp” trade name and through the http://www.goodhemplivin.com/ website. Information on this website is not a part of this report on Form 10-Q.

On April 30, 2019, the Company acquired the “CANNA HEMP” and “CANNA” trademarks including all rights and trade secrets and related inventory.

On August 24, 2020, with an effective date of July 1, 2020, the Company entered into a joint venture agreement with Paul Hervey (“Hervey”), an individual, for the purpose of cultivating hemp on approximately 9 acres of farmland and in approximately 3,700 square feet of greenhouse space in North Carolina (referred to as “Olin Farms”). In October 2021, Olin Farms ceased operations, and the limited liability company joint venture entity was dissolved in North Carolina.

On February 9, 2021, the Company formed Good Hemp Wellness, LLC, a limited liability company formed under the laws of the State of North Carolina, to sell CBD products to customers through chiropractic offices. In October 2021, this company was dissolved in North Carolina, and it is being treated as discontinued operations in the consolidated financial statements. The Company plans to sell Good Hemp Wellness CBD inventory directly.

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the “PXS Merger Agreement”) with Petro X Solutions, Inc. (“PXS”), a Wyoming corporation, with PXS becoming our wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the PXS Merger Agreement, as amended, an aggregate of 120,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors. Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

Since the June 1, 2023, rescission of the PXS Merger, our company’s sole business has been sales of Diamond Creek brand high alkaline water products.

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Recent Divestiture Events

Sale of Good Hemp-Related Assets. In February 2023, the Company sold all of its Good Hemp-related assets to JanBella Group, LLC, a company controlled by the Company’s current controlling shareholder, William Alessi (then, a third-party). In consideration of such assets, Mr. Alessi forgave $5,000 of indebtedness of the Company.

Rescission of PXS Acquisition. Effective June 1, 2023, the PXS acquisition was rescinded, such that all securities issued by the Company in connection with the PXS acquisition were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

Recent Changes in Control

Effective June 1, 2023, in connection with the rescission of the PXC Merger, there occurred a change in control of our company. On such date, pursuant to four separate Control Securities Purchase Agreements, William Alessi acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provided Mr. Alessi voting control of the Company. In connection with this change-in-control, Eduardo A. Brito was appointed as our company’s Chief Executive Officer and Sole Director.

Effective February 1, 2024, there occurred a change in control of our company. On such date, pursuant to a settlement agreement, Alexander Haase acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provide Mr. Haase voting control of the Company, from William Alessi. The consideration paid by Mr. Haase for the shares of Series A Preferred Stock was the settlement and release of all claims arising under a consulting agreement between Messrs. Haase and Alessi. No changes in management of our company were made in connection with this change in control. (See “Business”).

Current Products and Growth Strategy

Diamond Creek High Alkaline Water is a 9.5pH high alkaline natural spring water, sourced from the highest quality, award winning springs. Diamond Creek is available in one gallon, one liter and half liter bottles and aids in balancing the body’s pH while providing superior hydration resulting from a proprietary ionization process.

We are focused on expanding our US distribution reach to service more national chain stores; increase awareness of our brands in the United States; securing additional chain, convenience and key account distributors and store listings for our brands nationwide and internationally; increasing our warehouse direct-to-retail channel.

Industry Background

Non-alcoholic beverages are among the most widely distributed food products in the world and are being sold through more than 400,000 retailers in the United States, our core market. The United States has more than 2,600 beverage companies and 500 bottlers of beverage products. Collectively they account for more than $100 billion in annual sales. It is estimated that globally more than $300 billion worth of non-alcoholic beverages are sold annually. The beverage market is controlled by two giants, The Coca-Cola Company (“Coke”) and PepsiCo, combining for over 70% of the non-alcoholic beverage market. Carbonated beverage sales are slipping, while non-carbonated beverage sales are growing. The demand for “better-for you” and functional drinks are two of the fastest growing beverage categories. Experts predict that beverage companies that only offer carbonated beverages will have to work hard to off-set flagging demand. Industry watchers believe that growth will be largely confined to non-carbonated beverages and will chiefly affect functional drinks.

Bottled water maintains a steady growth pace, ranking at the top of beverage sales by volume in the United States. Total bottled water sales reached $18.1B from 2019-2020 seeing a 5.7% year over year growth. The global bottled water market size is expected to reach USD 505.19 billion by 2028, according to a new report by Grand View Research, Inc. It is expected to expand at a CAGR of 11.1% from 2021 to 2028. The growing awareness regarding the adverse health effects of consuming sugary drinks, such as weight gain, obesity, diabetes, and heart disease, is supporting the consumption of alternative beverages, such as still and sparkling water.

The growth of the market is primarily attributed to rising awareness regarding the importance of hydration. According to a study conducted by the International Bottled Water Association in 2018, it was revealed that 93% of American citizens want bottled water to be sold in most stores selling beverages. A substantial part of the population prefers to quench their thirst using bottled water over other beverages.

Increasing preference for nutrient-fortified water is trending owing to the rising importance of health and wellness among buyers. Bottled water demand has been increasing among travelers, working professionals, and for use in households.

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Plan of Business

 In addition to looking for strategic acquisitions and partnerships in the beverage sector, we recently announced a growth initiative, which is summarized below.

In August 2024, we announced an ambitious 5-year plan aimed at achieving $750 million in annual revenue. The Company has detailed a strategic approach that includes both synergistic acquisitions and organic growth initiatives across several sectors, such as e-commerce, AI-based e-commerce solutions, AI-powered marketing and fintech.

As part of the plan, Accredited Solutions will focus on acquiring profitable companies within these sectors while also leveraging synergies between administrative and marketing departments to optimize operations and drive revenue growth. The Company’s initial steps include recruiting industry experts, independent board members, and a new CEO/COO with a proven track record in scaling companies and businesses through acquisitions. The plan outlines a detailed timeline for the first year’s objectives, which emphasizes a focus on key acquisitions and integration milestones to build a robust foundation for future growth.

THERE IS NO ASSURANCE THAT WE WILL ACHIEVE ANY OF OUR STATED OBJECTIVES.

Distribution Systems

Our distribution strategy is comprised of traditional beverage distribution through established channels.

Direct Store Delivery (“DSD”) – DSD players, and regional and local distributors touch over 90% of retail chains in the US. DSDs primarily distribute beverages, chips, snacks and milk and provide pre-sales, delivery and merchandising services to their customers. Service levels are daily and weekly, and they require 25% to 30% gross profit from sales to their customers. We will grant these independent distributors the exclusive right in defined territories to distribute finished cases of one or more of our products through written agreements. These agreements typically include compensation to those distributors in the event we provide product directly to one of our regional retailers located in the distributor’s region. We will choose our distributors based on their perceived ability to build our brand franchise in convenience stores and grocery stores.

Direct to Retail Channel (“Warehouse Direct”) – We are targeting listings with large retail convenience store and grocery store chains where we ship direct to the chain stores warehousing system. Retailers must have warehousing and delivery capabilities. Services to retailers will be provided by an assigned broker, approved by us, to oversee pre-sale and merchandising services. Our direct to retail channel of distribution is an important part of our strategy to target large national or regional restaurant chains, retail accounts, including mass merchandisers and premier food-service businesses. Through these programs, we will negotiate directly with the retailer to carry our products, and the account is serviced through the retailer’s appointed distribution system. These arrangements are terminable at any time by these retailers or us and will contain no minimum purchase commitments.

Production Facilities

Our strategy is to outsource the manufacturing and warehousing of our products to independent contract manufacturers (“co-packers”). Once our products are manufactured, we store finished product in a warehouse adjacent to the co-packer or in third party warehouses. Our co-packer has been chosen based on its proximity to markets. We do not have annual minimum production commitments with our co-packer. Our co-packer may terminate its arrangements with us at any time, in which case we could experience disruptions in our ability to deliver product to customers. We regularly review our contract packing needs considering regulatory compliance and logistical requirements and may add or change co-packers based on those needs.

Raw Materials

Substantially all the raw materials used in the bottling and packaging of our products are purchased by us in accordance with our specifications. The water source for our Diamond Creek Water has proven to be reliable. We believe that we have adequate sources of raw materials.

Competition

The industries in which we compete are highly competitive and, in general, dominated by large companies. We may not be successful in competing against these competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. There is no assurance that we will be able to compete successfully against our competition.

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New Product Development

Our product philosophy will continue to be based on developing products in those segments of the market that offer the greatest chance of success such as health, wellness and natural refreshment and rehydration, and we will continue to seek out underserved market niches. We believe we can quickly respond, given our technical and marketing expertise, to changing market conditions with new and innovative products. We are committed to developing products that are distinct, meet a quantifiable need, are proprietary, lend themselves to a markup on production costs of least a 60%, project a quality and healthy image, and can be distributed through existing distribution channels. We are identifying brands of other companies with a view to acquiring them or taking on the exclusive distribution of their products.

Intellectual Property

We own the following intellectual property: Diamond Creek trademark.

Seasonality

Our sales are seasonal and experience fluctuations in quarterly results because of many factors. Historically, the industry experiences an increase in revenues during the warm weather months of April through September. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. Thus, we believe that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the entire fiscal year.

Employees

As of the date of this Offering Circular, the Company had two employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Background

The statements contained in the following MD&A and elsewhere throughout this Annual Report on Form 10-K, including any documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

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Certain information contained in this discussion and elsewhere in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. The safe harbor created by the Private Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3(a)(51-1) under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on our behalf. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “explore,” “consider,” “anticipate,” “intend,” “could,” “estimate,” “plan,” or “propose” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

•	Our ability to raise capital necessary to sustain our anticipated operations and implement our business plan,
•	Our ability to implement our business plan,
•	Our ability to generate sufficient cash to survive,
•	The degree and nature of our competition,
•	The lack of diversification of our business plan,
•	The general volatility of the capital markets and the establishment of a market for our shares, and
•

Disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

We are also subject to other risks detailed from time to time in our other filings with SEC and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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History of Operations

On February 6, 2019, the Company acquired trademarks and intellectual property, which included all rights and trade secrets to the hemp-derived CBD-infused line of consumer beverages sold under the “Good Hemp” brand. On April 30, 2019, the Company acquired the “CANNA HEMP” and “CANNA” trademarks including all rights and trade secrets and related inventory.

On August 24, 2020, with an effective date of July 1, 2020, the Company entered into a joint venture agreement with Paul Hervey (“Hervey”), an individual, for the purpose of cultivating hemp on approximately 9 acres of farmland and in approximately 3,700 square feet of greenhouse space in North Carolina (referred to as “Olin Farms”). In October 2021, Olin Farms ceased operations, and the limited liability company joint venture entity was dissolved.

On February 9, 2021, the Company formed Good Hemp Wellness, LLC, a limited liability company formed under the laws of the State of North Carolina, to sell CBD products to customers through chiropractic offices. In October 2021, this company was dissolved in North Carolina, and it is being treated as discontinued operations in the consolidated financial statements. In February 2023, the Company sold all of its Good Hemp-related assets to JanBella Group, LLC, a company controlled by the Company’s current controlling shareholder, William Alessi (then, a third-party). In consideration of such assets, Mr. Alessi forgave $5,000 of indebtedness of the Company.

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance.

Effective May 11, 2022, the Company acquired, by merger, Petro X Solutions, Inc., a Wyoming corporation (“PXS”). In the transaction, the Company issued a total of 120,000,000 shares of its common stock. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors. Its primary product, EnviroXstreamTM, is a plant-based, non-toxic, safe, yet powerful, cleaner/degreaser technology that expedites the natural bio-degradation process of hydrocarbons and other compounds. EnviroXstreamTM is currently a California South Coast AQMD-Certified Clean Air Solvent, and in the past has been, an EPA-designated Safer Choice product. EnviroXstreamTM distinguishes itself by its efficacy, which is buttressed by its “green” credentials. Effective June 1, 2023, the PXS acquisition was rescinded, such that all securities issued by the Company in connection with the PXS acquisition were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

Since the June 1, 2023, rescission of the PXS Merger, our company’s sole business has been sales of Diamond Creek brand high alkaline water products.

Basis of Presentation

Effective May 11, 2022, the Company consummated the Merger Agreement with PXS, pursuant to which PXS became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 100,000,000 shares of its common stock to the shareholders of PXS and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 81,083,333 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Due to the effects of the “reverse merger” acquisition of PXS occurring effective May 11, 2022, in accordance with ASC 805 Business Combinations, the presentation of the financial statements represents the continuation of PXS, the accounting acquirer, except for the legal capital structure. Historical shareholders’ equity of the Company, the accounting acquiree, has been adjusted to reflect the recapitalization.  Retained earnings (deficit) of the PXS, the accounting acquirer have been carried forward after the acquisition and operations prior to the merger are those of PXS, the accounting acquirer.  Earnings per share for periods prior to the merger have been adjusted to reflect the recapitalization.

Accordingly, (1) the Company’s financial statements for the year ended December 31, 2023 and 2022, reflect the operations of PXS as discontinued operations, (2) the Company’s Consolidated Balance Sheet as of December 31, 2023 and 2022, reports PXS as discontinued operations, (3the Company’s Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for December 31, 2022 reflects an adjustment for the reverse merger (recapitalization) between the Company and PXS and for December 31, 2023, reflects an adjustment for the cancellation of the reverse merger, (4)the Company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the year ended December 31, 2023 and 2022, reports PXS as discontinued operations.

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Plan of Business

 In addition to looking for strategic acquisitions and partnerships in the beverage sector, we recently announced a growth initiative, which is summarized below.

In August 2024, we announced an ambitious 5-year plan aimed at achieving $750 million in annual revenue. The Company has detailed a strategic approach that includes both synergistic acquisitions and organic growth initiatives across several sectors, such as e-commerce, AI-based e-commerce solutions, AI-powered marketing and fintech.

As part of the plan, Accredited Solutions will focus on acquiring profitable companies within these sectors while also leveraging synergies between administrative and marketing departments to optimize operations and drive revenue growth. The Company’s initial steps include recruiting industry experts, independent board members, and a new CEO/COO with a proven track record in scaling companies and businesses through acquisitions. The plan outlines a detailed timeline for the first year’s objectives, which emphasizes a focus on key acquisitions and integration milestones to build a robust foundation for future growth.

THERE IS NO ASSURANCE THAT WE WILL ACHIEVE ANY OF OUR STATED OBJECTIVES.

Results of Operations

For the Three Months Ended June 30, 2024, compared to the three months ended June 30, 2023.

Revenues. We had $102,328 and $222,363 of revenue for the three months ended June 30, 2024 and 2023, respectively. Revenue was lower in 2024 as a result of management focusing on revamping the operations and getting sales force and processes dialed in for future growth.

Cost of Sales. We had $53,766 and $163,040 of cost of sales and a gross profit of $48,562 and $59,323 for the three months ended June 30, 2024 and 2023, respectively.

Operating Expenses. Operating income (expenses) for the three months ended June 30, 2024 and 2023, were $63,977 and $11,322 respectively. The increase in operating expenses for the three months ended June 30, 2024 compared to the three months ended June 30, 2023 is due primarily to increased payroll related expenses.

Net Loss. Net loss from continuing operations for the three months ended June 30, 2024 and 2023, was $2,079,465 and $1,375,776, respectively. Net loss from discontinued operations for the three months ended June 30, 2024 and 2023, was $0 and $162,173, respectively. Net loss for the three months ended June 30, 2024 and 2023, was $2,079,465 and $1,537,949, respectively.

For the Six Months Ended June 30, 2024, compared to the Six Months Ended June 30, 2023.

Revenues. We had $211,701 and $378,601 of revenue for the six months ended June 30, 2024 and 2023, respectively. Revenue was lower in 2024 as a result of management focusing on revamping the operations and getting sales force and processes dialed in for future growth.

Cost of Sales. We had $173,057 and $293,030 of cost of sales and a gross profit of $38,644 and $85,571 for the six months ended June 30, 2024 and 2023, respectively.

Operating Expenses. Operating expenses for the six months ended June 30, 2024 and 2023, were $122,887 and $93,025, respectively. The increase in expenses for the six months ended June 30, 2024 compared to the six months ended June 30, 2023 is due primarily to increased payroll related expenses.

Net Loss. Net loss from continuing operations for the six months ended June 30, 2024 and 2023, was $2,152,771 and $1,572,149, respectively. Net loss from discontinued operations for the six months ended June 30, 2024 and 2023, was $0 and $197,251, respectively. Net loss for the six months ended June 30, 2024 and 2023, was $2,152,771 and $1,769,400, respectively.

For the year ended December 31, 2023, compared to the year ended December 31, 2022.

Revenues. We had $688,875 and $483,036 in revenue for the years ended December 31, 2023 and 2022, respectively. Revenue increased in 2023 as compared to 2022, due to Diamond Creek’s recovery from inflationary shocks during 2022. Diamond Creek actually experienced a decrease in sales volumes resulting from sudden and extreme inflationary pressures faced by Diamond Creek for the shipping and delivery of its bottled water during the second, third and much of the fourth quarter of 2022. In response to such inflationary pressures, Diamond Creek simply did not ship orders that would, as a result of the extremely inflated shipping costs, result in a transactional loss. This strategy, while yielding lower total revenue, permitted Diamond Creek to continue operating without requiring infusions of capital.

Cost of Sales. We had $550,792 and $387,909 in cost of sales for the years ended December 31, 2023 and 2022, respectively.

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 Operating Expenses. Operating expenses for the years ended December 31, 2023 and 2022, were $286,856 and $301,444, respectively. The slight decrease in expenses for 2023 compared to 2022 is due primarily to reduced payroll expense associated with Diamond Creek’s operations.

Other Income (Expenses). Other income (expenses) for the years ended December 31, 2023 and 2022, were ($1,142,571) and $235,918, respectively. The change in derivatives for the years ended December 31, 2023 and 2022, was ($456,538) and $2,189,161, respectively. The gain on extinguishment of debt for the year ended December 31, 2022, was $1,149,267. The loss on impairment of intangible assets was $302,215 for the year ended December 31, 2023.

Net Loss. Net loss for the years ended December 31, 2023 and 2022, was ($1,488,595) and ($31,688), respectively.

Liquidity and Capital Resources

We had cash used in operations of $36,490 the six months ended June 30, 2024, compared to $43,482 for the six months ended June 30, 2023.

We had cash used in investing activities of $0 and $541 for the six months ended June 30, 2024 and 2023, respectively.

We had cash provided by financing activities of $42,350 for the six months ended June 30, 2024, compared to cash provided by financing activities of $19,600 for the six months ended June 30, 2023.

As of June 30, 2024, the Company had cash and cash equivalents of $6,779. We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $100,000 in expenses during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, inventory purchases, legal and accounting fees.

As of June 30, 2024, the Company has primarily been funded by the advances from related parties. As of June 30, 2024, related party advances of $12,350, related party notes totaled $374,102, net of discounts, and third-party notes totaled $945,840, net of discounts, respectively.

The Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

The Company does not know of any significant changes in expected sources and uses of cash.

The Company does not have any commitments or arrangements from any person to provide it with any equity capital.

The Company’s anticipated capital requirements for the next 12 months will consist of expenses of being a public company and general and administrative expenses all of which we currently estimate will cost $100,000, excluding revenue related expenses and salaries. We will be required to seek additional funding in order to cover such anticipated expenses. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding, either through sales of equity or debt instruments, to fund such expenses. We currently do not have any agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the web site and property and equipment, valuation of warrant and beneficial conversion feature debt discounts, valuation of share-based payments and the valuation allowance on deferred tax assets.

Changes in Accounting Principles. No significant changes in accounting principles were adopted during fiscal 2023 and 2022, except the Company switched from valuing its derivative liabilities using the Black Scholes valuation method to using a Binomial valuation method in fiscal year 2023, which resulted in a decrease in derivative liabilities of $289,388.

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 Impairment of Long-Lived Assets. The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 Fair Value of Financial Instruments and Fair Value Measurements. The Company measures their financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short-term loans the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:

Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 was effective for the Company in its first quarter of 2019.

Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”); and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”).

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company adopted the new revenue standards in its first quarter of 2018 utilizing the full retrospective transition method.

Stock-Based Compensation. The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Inflation

Inflation had a detrimental impact on our 2022 operations. Our Diamond Creek sales volumes significantly dropped due to sudden and extreme inflationary pressures faced by Diamond Creek for the shipping and delivery of its bottled water during the second, third and much of the fourth quarter of 2022. In response to such inflationary pressures, Diamond Creek simply did not ship orders that would, as a result of the extremely inflated shipping costs, result in a transactional loss. This strategy, while yielding lower total revenue, permitted Diamond Creek to continue operating without requiring infusions of capital. Inflationary pressures continue to impact the operating results of Diamond Creek, though not to the extreme levels experienced in 2022.

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Capital Expenditures

We made no capital expenditures during Fiscal 2023, and, without the proceeds from this offering, no such expenditures are expected to be made during all of Fiscal 2024.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Eduardo A. Brito	50	Chief Executive Officer, President, Secretary and Director
Rodney L. Sperry	56	Chief Financial Officer

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Eduardo A. Brito, appointed as our CEO and Sole Director on June 1, 2023, began his entrepreneurial career at the age of 17, when he co-founded GEO Express, a Miami-based shipping and import/export company. Mr. Brito worked in the film and entertainment industries from 2000 until 2018. During this time, he was Executive Producer at  Estrella TV-, the 3rd largest Latino TV network in the US. While at Estrella TV, he produced two television series, Buscando Amor and Gana La Verde (the Spanish Blind Date and Fear Factor Shows). Mr. Brito received his BA from UCLA 2003. He is fluent in Spanish and English.

We believe that Mr. Brito is qualified to serve as a Director of our company based on his substantial business and management experience.

Rodney L. Sperry, appointed as our Chief Financial Officer on June 22, 2021, has fifteen years of experience in public company accounting. His industry background includes audits for both private and publicly traded companies in various industries including manufacturing, distribution, mining, energy, and not for profit organizations. He has served as outside controller for several public companies over the last eleven years and has been responsible for SEC filings and compliance. Mr. Sperry was a licensed CPA in the State of Utah from February 2001 through September 2014, and he has operated his own accounting and business consulting practice for the past twelve years. He obtained his Bachelor’s degree in accounting from Westminster College and his Master’s degree in business administration (MBA) from Utah State University.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During the year ended December 31, 2023, our Board of Directors did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Eduardo A. Brito, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Brito collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

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Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Eduardo A. Brito	2023	---	---	---	---	---	---	---	---
Chief Executive Officer (1)	2022	---	---	---	---	---	---	---	---
Rodney L. Sperry	2023	---	---	---	---	---	---	---	---
Chief Financial Officer (2)	2022	---	---	---	---	---	---	15,862	15,862
William Alessi	2023	---	---	---	---	---	---	---	---
Former Chief Executive Officer (3)	2022	---	---	---	---	---	---	---	---
Ron F. Sickels	2023	---	---	---	---	---	---	---	---
Former Chief Executive Officer (4)	2022	---	---	---	---	---	---	---	---
Douglas V. Martin	2023	---	---	---	---	---	---	---	---
Former Interim CEO (5)	2022	12,500	---	10,778	---	---	---	---	23,278
Fabian G. Deneault	2023	---	---	---	---	---	---	---	---
Executive Vice President (6)	2022	30,000	---	---	---	---	---	---	30,000
William E. Sluss	2023	---	---	---	---	---	---		---
Former Chief Operating Officer (7)	2022	12,500	---	---	---	---	---	---	12,500
Eric Newlan	2023	---	---	---	---	---	---		---
Former Vice Pres. and Secretary (8)	2022	30,000	---	---	---	---	---	---	30,000

(1)	Mr. Brito did not become our Chief Executive Officer until June 1, 2023.
(2)	Mr. Sperry was appointed out Chief Financial Officer on June 22, 2021.
(3)	Mr. Alessi resigned as our Chief Executive Officer on May 11, 2022.
(4)	Mr. Sickels served as our Chief Executive Officer from May 11, 2022, through July 24, 2022.
(5)	Mr. Martin served as our Interim CEO from July 26, 2022, through June 1, 2023.
(6)	Mr. Deneault served as our Executive Vice President from May 11, 2022, through June 1, 2023.
(7)	Mr. Sluss served as our Chief Operating Officer from May 11, 2022, through June 1, 2023.
(8)	Mr. Newlan served as our Vice President and Secretary from May 11, 2022, through June 1, 2023.

Employment Agreements

We have not entered into an employment agreement with our sole executive officer.

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Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eduardo A. Brito	---	---	---	N/A	N/A	---	---	---	---
Rodney L. Sperry	---	---	---	N/A	N/A	---	---	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our sole director receives no compensation for serving in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each person listed is c/o Accredited Solutions, Inc., 20311 Chartwell Center Drive, Suite 1469, Cornelius, North Carolina 28031.

Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock Executive Officers and Directors
Eduardo A. Brito	0	0%	0	0%	See Note 4
Rodney L. Sperry	0	0%	0	0%	and Note 5
Officers and directors, as a group (2 persons)	0	0%	0	0%
5% or Greater Shareholders
Alexander Haase(3)	308,882,400	12.28%	310,562,400	12.28%
Series A Preferred Stock(4)
Alexander Haase	14,000	100%	14,000	100%
Series B Preferred Stock(6)
Jefferson Street Capital, LLC(7)	163	13.39%	163	13.39%
Leonite Capital, LLC(8)	594	48.81%	594	48.81%	See Note 4
Metrospaces, Inc.(9)	50	4.11%	50	4.11%	and Note 5
Chris Chumas(10)	100	8.22%	100	8.22%
William Alessi	200	16.43%	200	16.43%
JanBella Group, LLC(11)	110	9.04%	110	9.04%

(1)	Based on 2,515,185,263 shares outstanding, which includes (a) 2,206,302,863 issued shares and (b) 308,882,400 unissued shares that underlie currently convertible instruments, before this offering.
(2)

Based on 2,528,865,264 shares outstanding, which includes (a) 2,218,302,863 issued shares, assuming the sale of all of the Offered Shares and (b) 310,562,400 unissued shares that underlie currently convertible instruments, after this offering.

(3)	None of the indicated shares is issued, but underlie the currently convertible shares of Series A Preferred Stock.

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(4)

The holders of the Series A Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Each share of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals 0.001 percent (0.001%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 1,000 shares of Series A Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion.

(5)

Due to the superior voting rights of the Series A Preferred Stock, Alexander Haase, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

(6)

The shares of Series B Preferred Stock are convertible at any time an exercise price equal to 85% of the market price (the average of the three lowest volume weighted average prices for our common stock during the five-trading-day period ending on the conversion date).

(7)	Brian Goldberg is the manager of Jefferson Street Capital, LLC. The address of this shareholder is 720 Monroe Street, C401B, Hoboken, New Jersey 07030.
(8)	Avi Geller is the Chief Investment Officer of Leonite Capital, LLC. 1 Hillcrest Center Drive, Suite 232, Spring Valley, New York 10977.
(9)	Oscar Brito is the President of Metrospaces, Inc. The address of this shareholder is 6 St. John’s Lane, New York, New York 10013.
(10)	Mr. Chumas’ shares are owned of record by Mainstar Trust Custodian FBO Chris Chumas.
(11)	William Alessi is the owner of JanBella Group, LLC. The address of this shareholder is 20311 Chartwell Center Drive, Suite 1469, Cornelius, North Carolina 28031.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securities Exchange Agreements

On October 11, 2022, the Company entered into three separate securities exchange agreements (collectively, the “Exchange Agreements”). Specifically, the Company entered into Exchange Agreements with three of its former officers and directors, (a) Fabian G. Deneault (the “Deneault Agreement”); (b) Eric Newlan (the “Newlan Agreement”); and (c) William E. Sluss (the “Sluss Agreement”).

Pursuant to the Exchange Agreements, the Company is to issue a total of 13,000 shares of its Series A Preferred Stock, in exchange for a total of 33,166,670 shares of its Common Stock, as follows:

Exchange Agreement	Number of Shares of Common Stock Exchanged	Number of Shares of Series A Preferred Stock Issued
Deneault Agreement	14,083,330 shares	5,500 shares
Newlan Agreement	14,083,340 shares	5,500 shares
Sluss Agreement	5,000,000 shares	2,000 shares

All 33,166,670 shares that were the subject of the Exchange Agreements were cancelled and returned to the status of authorized and unissued.

Officer Bonuses

In September 2024, the Company paid bonuses to its executive officers, as follows;

We issued a $75,000 principal amount convertible promissory note to our Chief Executive Officer, Eduardo A. Brito, in payment of a performance bonus.

We issued a $50,000 principal amount convertible promissory note to our Chief Financial Officer, Rodney L. Sperry, in payment of a performance bonus.

In October 2022, the Company issued 1,000 shares of its Series A Preferred Stock to its Interim CEO, Douglas V. Martin, as a retention bonus. Such shares were valued at $10,778, in the aggregate.

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Change-in-Control Agreements

Effective February 1, 2024, there occurred a change in control of our company. On such date, pursuant to a settlement agreement, Alexander Haase acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provide Mr. Haase voting control of the Company, from William Alessi. The consideration paid by Mr. Haase for the shares of Series A Preferred Stock was the settlement and release of all claims arising under a consulting agreement between Messrs. Haase and Alessi. No changes in the management of our company were made in connection with this change in control.

Effective June 1, 2023, there occurred a change in control of the Company. On such date, pursuant to four separate Control Securities Purchase Agreements (collectively, the “Control Agreements”), William Alessi acquired all of the outstanding shares of the Company’s Series A Preferred Stock, which securities provided Mr. Alessi voting control of the Company, as follows:

Name of Seller	Name of Purchaser	Securities Purchased	Consideration
Fabian G. Deneault	William Alessi	5,500 Shares of Series A Preferred Stock	$10 and other good and valuable consideration, including the delivery of the Mutual Release.
William E. Sluss	William Alessi	2,000 Shares of Series A Preferred Stock	$10 and other good and valuable consideration, including the delivery of the Mutual Release.
Eric Newlan	William Alessi	5,500 Shares of Series A Preferred Stock	$10 and other good and valuable consideration, including the delivery of the Mutual Release.
Douglas V. Martin	William Alessi	1,000 Shares of Series A Preferred Stock	$10 and other good and valuable consideration, including the delivery of the Mutual Release.

As a class, the Series A Preferred Stock possesses 66.67% voting power of the Company.

In connection with the Control Agreements, Eduardo A. Brito was appointed as a Director of the Company.

Rescission Agreement

On May 31, 2023, the Company” and Petro X Solutions, Inc. (PXS), entered into a Rescission Agreement and Mutual Release (the “Rescission Agreement”). Pursuant to the Rescission Agreement, the Plan and Agreement of Merger dated as of March 8, 2022, and closed May 11, 2022 (the “Merger Agreement”), between the Company and PXS was rescinded. The Rescission Agreement closed June 1, 2023.

Under the terms of the Rescission Agreement, all securities of the Company issued to the shareholders of PXS pursuant to the Merger Agreement were cancelled and all of the securities acquired by the Company pursuant to the Merger Agreement were returned to the shareholders of PXS in existence immediately prior to the closing of the Merger Agreement.

Following the consummation of the Rescission Agreement, including all related agreements, the only business of the Company was that of its wholly-owned subsidiary, Diamond Creek Group, LLC, which sells the Diamond Creek brand of high alkaline water products.

The Rescission Agreement was a condition precedent to the Change-in-Control Agreements.

Mutual Release

As a condition precedent to the Change-in-Control Agreements, the Company entered into a Mutual Release (the “Mutual Release”) with PXS, William Alessi, Chris Chumas, Fabian G. Deneault, Eric Newlan, William E. Sluss and Douglas V. Martin. In addition, pursuant to the terms of the Mutual Release, the parties released every other party from any all claims now existing and/or future claims. In addition, each of the parties hereby agreed not to disparage any of the other parties, their respective officers, directors, employees, stockholders, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our board of directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Our board of directors has determined that the Company does not have any independent directors.

31

EXPERTS

Victor Mokuolu, CPA PLLC, an independent registered public accounting firm, has audited our financial statements at December 31, 2023 and 2022, as set forth in its report. We have included our financial statements in this Offering Circular in reliance on Victor Mokuolu, CPA PLLC’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC. Newlan Law Firm, PLLC is the holder of two convertible promissory notes in the principal amounts of $19,200 and $40,000, respectively. These notes were issued by our company in payment of legal services, pursuant to a legal services agreement, and are convertible into Conversion Shares in this offering. (See “Use of Proceeds”).

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

32

INDEX TO FINANCIAL STATEMENTS

Accredited Solutions, Inc.

Page

Unaudited Financial Statements for the Six Months Ended June 30, 2024 and 2023

Audited Financial Statements for the Years Ended December 31, 2023 and 2022

F-1

ACCREDITED SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2024	December 31, 2023
Current assets
Cash	$6,779	$919
Accounts receivable	-	64,109
Prepaid expenses	1,834	3,904
Advance due from related entity	1,293	-
Total current assets	9,906	68,932

Other assets
Property, plant and equipment, net	54,785	60,573
Intellectual property	100,000	100,000
Total assets	$164,691	$229,505

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$145,974	$159,506
Advances payable	39,450	-
Advances payable - related parties	12,350	39,450
Accrued liabilities	3,893	10,081
Accrued liabilities - related parties	8,200	11,400
Interest payable	484,264	260,534
Interest payable to related parties	-	172,149
Notes payable	54,100	19,100
Convertible notes, net of discounts	1,265,842	961,404
Convertible notes to related parties, net of discounts	-	374,102
Derivative liabilities	5,215,301	3,294,816
Total current liabilities	7,229,374	5,302,542
Total liabilities	7,229,374	5,302,542

Stockholders' deficit
Preferred stock - Class A - 30,000,000 shares authorized, $0.001 par value, 14,000 shares issued and outstanding	14	14
Common stock - 2,500,000,000 shares authorized, $0.001 par value, 1,375,421,798 and 678,796,778 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,375,422	678,797
Additional paid in capital	1,586,327	2,121,827
Accumulated deficit	(10,026,446)	(7,873,675)
Total stockholders' deficit	(7,064,683)	(5,073,037)
Total liabilities and stockholders' deficit	$164,691	$229,505

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

ACCREDITED SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net sales	$102,328	$222,363	$211,701	$378,601
Cost of sales	53,766	163,040	173,057	293,030
Gross profit	48,562	59,323	38,644	85,571

Operating expenses
General and administrative expenses	61,084	3,071	117,100	76,536
Depreciation and amortization expense	2,893	8,251	5,787	16,489
Total operating expenses	63,977	11,322	122,887	93,025
Operating profit (loss)	(15,415)	48,001	(84,243)	(7,454)

Other income (expense)
Change in derivative liabilities	(2,040,403)	(1,507,718)	(1,920,485)	(1,539,976)
Interest expense	(23,647)	(46,855)	(148,043)	(95,195)
Loss on extinguishment of debt	-	(2,374)	-	(62,694)
Gain on investment in subsidiaries	-	133,170	-	133,170
Total other income (expense)	(2,064,050)	(1,423,777)	(2,068,528)	(1,564,695)
Net loss from continuing operations	(2,079,465)	(1,375,776)	(2,152,771)	(1,572,149)
Net loss from discontinued operations	-	(162,173)	-	(197,251)
Net loss	$(2,079,465)	$(1,537,949)	$(2,152,771)	$(1,769,400)

Net loss per share from continuing operations - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss per share from discontinued operations - basic and diluted	$-	$(0.00)	$-	$(0.00)
Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares - basic and diluted	1,372,554,511	668,201,767	1,211,267,719	570,616,861

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

ACCREDITED SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	14,000	$14	678,796,778	$678,797	$2,121,827	$(7,873,675)	$(5,073,037)
Issuance of common stock for conversion of note payable	-	-	631,394,251	631,394	(478,749)	-	152,645
Net income for the period	-	-	-	-	-	(73,306)	(73,306)
Balance, March 31, 2024	14,000	14	1,310,191,029	1,310,191	1,643,078	(7,946,981)	(4,993,698)
Issuance of common stock for conversion of note payable	-	-	65,230,769	65,231	(56,751)	-	8,480
Net loss for the period	-	-	-	-	-	(2,079,465)	(2,079,465)
Balance, June 30, 2024	14,000	$14	1,375,421,798	$1,375,422	$1,586,327	$(10,026,446)	$(7,064,683)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	14,000	$14	339,277,449	$339,277	$2,170,342	$(6,385,080)	$(3,875,447)
Issuance of common stock for conversion of note payable	-	-	262,469,031	262,469	(69,583)	-	192,886
Issuance of common stock for services	-	-	20,000,000	20,000	(2,000)	-	18,000
Net loss for the period	-	-	-	-	-	(231,451)	(231,451)
Balance, March 31, 2023	14,000	14	621,746,480	621,746	2,098,759	(6,616,531)	(3,896,012)
Issuance of common stock for conversion of note payable	-	-	62,050,298	62,051	(40,408)	-	21,643
Issuance of common stock for services	-	-	(20,000,000)	(20,000)	2,000	-	(18,000)
Issuance of common stock for sponsorship agreement	-	-	15,000,000	15,000	(9,000)	-	6,000
Net loss for the period	-	-	-	-	-	(1,537,949)	(1,537,949)
Balance, June 30, 2023	14,000	$14	678,796,778	$678,797	$2,051,351	$(8,154,480)	$(5,424,318)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

ACCREDITED SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(2,152,771)	$(1,769,400)
Net loss from discontinued operations	-	197,251
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,787	16,489
Stock issued for services	-	6,000
Loss on extinguishment of debt	-	62,694
Amortization of debt discount	986	-
Gain on investment of subsidiary	-	(133,170)
(Gain) loss on derivative liabilities	1,920,485	1,539,976
Changes in operating assets and liabilities:
Accounts receivable	64,109	13,210
Prepaid expenses	2,072	2,108
Accounts payable	(13,533)	(33,535)
Accounts payable to related parties	(3,200)	-
Accrued liabilities	(7,482)	(2,813)
Interest payable	319,206	77,839
Interest payable to related parties	(172,149)	17,356
Operating cash flows from discontinued operations	-	(37,487)
Net cash used in operating activities	(36,490)	(43,482)

Cash flows from investing activities:
Investing activities of discontinued operations	-	(541)
Net cash flows from investing activities	-	(541)

Cash flows from financing activities:
Proceeds from notes payable, net of discounts	30,000	-
Proceeds from advances from related parties	12,350	14,100
Financing activities of discontinued operations	-	5,500
Net cash provided by financing activities	42,350	19,600

Net change in cash	5,860	(24,423)
Cash and cash equivalents - beginning of period	919	35,968
Cash and cash equivalents - end of period	6,779	11,545
Cash and cash equivalents of discontinued operations	-	-
Cash and cash equivalents of continuing operations	$6,779	$11,545

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental non-cash information
Intangible assets sold for reduction of convertible note - related parties	$-	$5,000
Conversion of notes payable into common stock	$161,125	$151,836

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

ACCREDITED SOLUTIONS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Accredited Solutions, Inc. (the “Company” or “Accredited”), formerly known as Keyser Resources, Inc., Lone Star Gold, Inc. and Good Hemp, Inc., was incorporated in the State of Nevada on November 26, 2007.

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the “PXS Merger Agreement”) with Petro X Solutions, Inc., a Wyoming corporation (“PXS”), with PXS becoming our wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the PXS Merger Agreement, as amended, an aggregate of 120,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors.

Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners.

PXS is being treated as discontinued operations in the consolidated financial statements.

The Company’s operations are centered on those of Diamond Creek Group and its bottled water products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Accredited Solutions, Inc., its wholly-owned subsidiary, Diamond Creek Group, LLC, and its former subsidiary Petro X Solutions, Inc. (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Condensed Financial Statements

The unaudited condensed financial statements of the Company for the three and six month periods ended June 30, 2024 and 2023, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2023, was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These unaudited condensed financial statements should be read in conjunction with that report.

F-6

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized, but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. We believe such assumptions are also comparable to those that would be used by other marketplace participants. We evaluate a number of factors to determine whether an indefinite life is appropriate, including the competitive environment, market share, brand history, product life cycles, operating plans and the macroeconomic environment of the countries in which the brands are sold. When certain events or changes in operating conditions occur, an impairment assessment is performed and indefinite-lived brands may be adjusted to a determinable life. The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. Customer relationships, brands and other non-contractual intangible assets with determinable lives are amortized over periods generally ranging from 5 to 30 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Fair Value of Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

F-7

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Inventory

Inventory consisting of raw materials and finished product is stated at the lower of cost (first in, first out method) or net realizable value.

Concentration and Credit Risk

The Company does not have any financial asset and therefore is not exposed to any credit risks.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable consists of product sales to customers. Trade accounts receivable are generally due 30 days after issuance of the invoice. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on specific circumstances of the customer. At June 30, 2024, an allowance was not deemed necessary.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Commitment and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company follows ASC 440-10, Commitments, to report accounting for certain commitments.

Net Loss Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings per Share. Under the provisions of the Earnings per Share Topic ASC, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards as realization cannot be determined to be more likely than not.

F-8

The statement establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns and the adoption of the statement had no material impact to the Company’s financial statements. The Company files tax returns in the US and states in which it has operations and is subject to taxation. Tax years subsequent to 2019 remain open to examination by U.S. federal and state tax jurisdictions.

Revenue Recognition

Revenue is recognized in accordance with ASC 606. The Company performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies the five-step model to arrangements that meet the definition of a contract under Topic 606, including when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company evaluates the goods or services promised within each contract related performance obligation and assesses whether each promised good or service is distinct. The Company recognizes as revenue, the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company recognizes revenue upon completion of our performance obligations or expiration of the contractual time to use services such as professional service hours purchased in bulk for a given time period.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – GOING CONCERN

The Company’s unaudited condensed consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has recurring operating losses, an accumulated deficit and a working capital deficiency. Management’s plans include raising capital in the debt and equity markets. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until its operations become established enough to be considered reliably profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had a working capital deficit of $7,219,468 at June 30, 2024, and used $36,490 in cash for operating activities for the six months ended June 30, 2024, which raises substantial doubt as to the Company’s ability to continue as a going concern in the future.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

NOTE 4 – ACQUISITION OF PETRO X SOLTUIONS, INC.

Effective May 11, 2022, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Petro X Solutions, Inc., a Wyoming corporation (“PXS”), pursuant to which PXS became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 100,000,000 shares of its common stock to the shareholders of PXS and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 81,083,333 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Due to the effects of the “reverse merger” acquisition of PXS occurring effective May 11, 2022, in accordance with ASC 805 Business Combinations, the presentation of the financial statements represents the continuation of PXS, the accounting acquirer, except for the legal capital structure. Historical shareholders’ equity of the Company, the accounting acquiree, has been adjusted to reflect the recapitalization.  Retained earnings (deficit) of PXS, the accounting acquirer have been carried forward after the acquisition and operations prior to the merger are those of PXS, the accounting acquirer.  Earnings per share for periods prior to the merger have been adjusted to reflect the recapitalization.

F-9

Accordingly, (1) the Company’s Consolidated Balance Sheet as of June 30, 2024, and December 31, 2023, report PXS as discontinued operations, (2) the Company’s Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for March 31, 2023, reflects the adjustment for the rescission of the PXS merger and (3) the Company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the three and six months ended June 30, 2024 and 2023, reports PXS as discontinued operations.

NOTE 5 – RESCISSION OF ACQUISITION OF PETRO X SOLUTIONS, INC.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the Merger Agreement) with PXS, with PXS becoming the Company’s wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the Merger Agreement, an aggregate of 100,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors.

Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

NOTE 6 – NOTES PAYABLE

On March 26, 2021, the Company entered into a securities purchase agreement with Leonite Capital LLC (“Leonite”) pursuant to which the Company agreed to issue to the Investor an 8% Convertible Promissory Note, dated March 26, 2021, in the principal amount of $568,182. The note was funded by the Investor on March 26, 2021, and on such date pursuant to the securities purchase agreement, the Company reimbursed the Investor for expenses for legal fees and due diligence of $2,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on March 26, 2022. The note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the Investor may not convert the note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor. The note carries a prepayment penalty if the note is paid off in 30, 60, 90, 120, 150, or 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 112%, 115%, 118%, 125%, 130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The financing required the Company to issue 65,000 shares of common stock to Leonite. This note is in default so default interest of 24.0% is in place along with penalties. At June 30, 2024, the balance owed to Leonite was $728,232 and accrued interest and penalties was $172,545.

On May 4, 2021, the Company entered into a securities purchase agreement with Metrospaces, Inc., a Florida corporation, pursuant to which the Company agreed to issue to the investor a 5% Convertible Redeemable Note, dated April 4, 2021, in the principal amount of $50,000. The note was funded by the investor on May 4, 2021, with the Company receiving funding of $50,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on May 4, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 65% multiplied by the lowest closing price during the 20 trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 9.9% of the Company’s issued and outstanding common stock. The note carries a prepayment penalty if it is paid off in 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 115% if prepaid within 60 days, 120% if prepaid from 61 days-120 days, and 125% if prepaid between 121 days-180 days of issuance. After the expiration of 180 days, the Company shall have no right of prepayment. This note is in default so default interest of 24.0% is in place. At June 30, 2024, the balance owed to Metrospace was $31,950 and accrued interest was $63,787.

On October 5, 2021, the Company entered into a securities purchase agreement (the “Jefferson SPA”) with Jefferson Street Capital, LLC, a New Jersey limited liability company, pursuant to which the Company agreed to issue to the investor a 10% Convertible Redeemable Promissory Note (the “Jefferson Note”), dated October 5, 2021, in the principal amount of $275,000. The Jefferson Note included a $25,000 original issue discount, and was funded by the investor on October 13, 2021, and on such date pursuant to the Jefferson Note, the Company reimbursed the investor for loan fees of $20,000, receiving net funding of $230,000. The Jefferson SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Jefferson Note matures on August 20, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 75% multiplied by the lowest closing bid price during the 10 trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. This note is in default so default interest of 24.0% is in place along with penalties. At June 30, 2024, the balance owed to Jefferson Street was $123,572 and accrued interest was $47,164.

F-10

On March 8, 2022, the Company amended and restated a convertible promissory note with Mr. Chumas. The original note was entered into on July 22, 2019 for $100,000. The amendment set the interest rate at 10.0% with the due date of October 31, 2022. The conversion price is the lower of (i) $0.001 (the “Fixed Conversion Price”) or, (ii) 50% of the lowest bid price during the forty-five (45) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. The note is in default. As of June 30, 2024, the balance of the note is $100,000 and accrued interest is $55,476.

On March 8, 2022, the Company amended and restated a convertible promissory note with JanBella Group, LLC. The original note was entered into on July 17, 2019 for $110,000. The amendment set the interest rate at 10.0% with the due date of October 31, 2022. The conversion price is the lower of (i) $0.001 (the “Fixed Conversion Price”) or, (ii) 50% of the lowest bid price during the forty-five (45) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. During the fiscal year ended December 31, 2023, JanBella converted $15,598 of the principal balance into the Company’s shares of common stock. The note is in default. As of June 30, 2024, the balance of the note is $94,402 and accrued interest is $54,548.

On March 8, 2022, the Company amended and restated a convertible promissory note with Mr. Alessi. The original note was entered into on July 22, 2021 for $200,000. The amendment set the interest rate at 10.0% with the due date of October 31, 2022. The conversion price is the lower of (i) $0.001 (the “Fixed Conversion Price”) or, (ii) 50% of the lowest bid price during the forty-five (45) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. During the fiscal year ended December 31, 2023, Mr. Alessi converted $20,300 of the principal balance into the Company’s shares of common stock. The note is in default. As of June 30, 2024, the balance of the note is $179,700 and accrued interest is $82,569.

On July 27, 2022, the Company entered into a securities purchase agreement (the “SPA”) with 1800 Diagonal Lending LLC, a Virginia limited partnership (“1800 Diagonal”), pursuant to which the Company agreed to issue to 1800 Diagonal a 9% Promissory Note (the “Note”), dated July 27, 2022, in the principal amount of $129,250. The Note was funded by 1800 Diagonal on August 1, 2022, with the Company receiving funding of $125,000, net of legal fees of $3,000 and a due diligence fee of $1,250. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures 12 months after the date of the note on July 27, 2023. The Company has the right to repay the Note at a premium ranging from 115% to 125% of the face amount. After the 180th day following July 27, 2022, the Company has no right of repayment. The Note is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the market price of the Company’s common stock on the date of conversion, any time after the date that is 180 days after July 27, 2022; provided, however, that 1800 Diagonal may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock. At June 30, 2024, the balance owed to 1800 Diagonal was $0 and accrued interest was $0.

One October 25, 2023, the Company entered into a securities purchase agreement (the “SPA”) with 1800 Diagonal Lending LLC, a Virginia limited partnership (“1800 Diagonal”), pursuant to which the Company agreed to issue to 1800 Diagonal a 9% Promissory Note (the “Note”), dated October 25, 2023, in the principal amount of $12,000. The Note was funded by 1800 Diagonal on October 25, 2023, with the Company receiving funding of $12,000. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures 12 months after the date of the note on October 25, 2024. The Company has the right to repay the Note at a premium ranging from 115% to 125% of the face amount. After the 180th day following October 25, 2023, the Company has no right of repayment. The Note is convertible into shares of the Company’s common stock at a conversion price equal to 61% of the market price of the Company’s common stock on the date of conversion, any time after the date that is 180 days after October 25, 2023; provided, however, that 1800 Diagonal may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock. As of June 30, 2024, the outstanding balance of this note was $12,000 and accrued interest was $737.

On April 19, 2024, the Company entered into a securities purchase agreement (the “Jefferson”) with Jefferson Street Capital, LLC, a New Jersey limited liability company, pursuant to which the Company agreed to issue to the investor a 18% Promissory Note (the “Jefferson Note”), dated April 19, 2024, in the principal amount of $10,000. The Jefferson includes customary representations, warranties and covenants by the Company and customary closing conditions. The Jefferson Note matured on April 19, 2024 and is now in default. At June 30, 2024, the balance owed to Jefferson Street was $10,000 and accrued interest was $355.

On April 19, 2024, the Company entered into a securities purchase agreement with Leonite Capital LLC (“Leonite”) pursuant to which the Company agreed to issue to the Investor an 18% Promissory Note, dated April 19, 2024, in the principal amount of $25,000. The note was funded by the Investor on April 19, 2024, and on such date pursuant to the securities purchase agreement, the Company reimbursed the Investor for expenses for legal fees and due diligence of $5,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on April 19, 2025. At June 30, 2024, the balance owed to Leonite was $25,000 and accrued interest was $888.

F-11

NOTE 7 – RELATED PARTY TRANSACTIONS

In February 2023 through June 2023, a former officer and director of the Company, Eric Newlan (then an officer and director of the Company) made advances on behalf of the Company in the total amount of $14,100, which amounts were used to pay operating expenses of the Company. The amounts loaned by Mr. Newlan are due on demand and bear no interest.

From July 2023 through December 2023, Mr. Allessi, while the Company’s controlling shareholder, made advances on behalf of the Company in the total amount of $15,350, which amounts were used to pay operating expenses of the Company. The amounts loaned by Mr. Alessi are due on demand and bear no interest. Based on the transaction noted above, Mr. Alessi is no longer a related party.

During the six months ended June 30, 2024, an officer and director of the Company, Eduardo Brito, made advances on behalf of the Company in the total amount of $12,350, which amounts were used to pay operating expenses of the Company. The amounts loaned by Mr. Brito are due on demand and bear no interest.

NOTE 8 – DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial pricing model to calculate the fair value as of June 30, 2024. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Binomial valuation model.

For the six months ended June 30, 2024, the assumptions utilized in estimating fair values of the liabilities measured on a recurring basis are as follows:

Six months ended
June 30, 2024
Expected term	0.09 years
Expected average volatility	199.31%
Expected dividend yield	-
Risk-free interest rate	5.47%

The fair value measurements of the derivative liabilities at June 30, 2024, are summarized:

Total	Level 1	Level 2	Level 3
$5,215,301	$-	$-	$5,215,301

The fair value measurements of the derivative liabilities at December 31, 2023, is summarized:

Total	Level 1	Level 2	Level 3
$3,294,816	$-	$-	$3,294,816

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. As of August 22, 2024, the Company did not have any legal actions pending against it.

Commitments

None

F-12

NOTE 10 – CAPITAL STOCK

During the six months ended June 30, 2024, the Company issued 566,163,482 shares of common stock to 1800 Diagonal Lending, LLC for conversion of $152,645 in convertible debt.

On March 14, 2024, the Company issued 65,230,769 shares of common stock to Metrospaces for conversion of $8,480 in accrued interest on convertible debt.

On April 4, 2024, the Company issued 65,230,769 shares of common stock to Metrospaces for conversion of $8,480 in accrued interest on convertible debt.

NOTE 11 – DISCONTINUED OPERATIONS

In May 2023, the Company decided to discontinue operations of its subsidiary, Petro X Solutions (PXS). Effective June 1, 2023, the PXS acquisition was rescinded and it ceased being a subsidiary of the Company.

In accordance with the provisions of ASC 205-20, the Company reported no assets and liabilities of the discontinued operations (held for sale) in the consolidated balance sheets for June 30, 2024 and December 31, 2023.

In accordance with the provisions of ASC 205-20, the Company has not included in the results of continuing operations the results of operations of the discontinued operations in the Consolidated Statements of Operations. The results of operations for this entity for the three and six months ended June 30, 2024 and 2023, have been reflected as discontinued operations in the Consolidated Statements of Operations, and consist of the following:

	Three Months Ended
	June 30, 2024	June 30, 2023
Net sales	$-	$-
Cost of sales	-	1,774
Gross profit	-	(1,774)

OPERATING EXPENSES OF DISCONTINUED OPERATIONS:
General and administrative	-	160,399
	-	160,399
OPERATING INCOME (LOSS) OF DISCONTINUED OPERATIONS	-	(162,173)

INCOME (LOSS) BEFORE INCOME TAXES OF DISCONTINUED OPERATIONS	-	(162,173)
Provision for income taxes of discontinued operations	-	-
NET INCOME (LOSS) OF DISCONTINUED OPERATIONS	$-	$(162,173)

	Six Months Ended
	June 30, 2024	June 30, 2023
Net sales	$-	$-
Cost of sales	-	5,038
Gross profit	-	(5,038)

OPERATING EXPENSES OF DISCONTINUED OPERATIONS:
General and administrative	-	192,213
	-	192,213
OPERATING INCOME (LOSS) OF DISCONTINUED OPERATIONS	-	(197,251)

INCOME (LOSS) BEFORE INCOME TAXES OF DISCONTINUED OPERATIONS	-	(197,251)
Provision for income taxes of discontinued operations	-	-
NET INCOME (LOSS) OF DISCONTINUED OPERATIONS	$-	$(197,251)

F-13

In accordance with the provisions of ASC 205-20, the Company has separately reported the cash flow activity of the discontinued operations in the Consolidated Statements of Cash Flows. The cash flow activity from discontinued operations for the six months ended June 30, 2024 and 2023, have been reflected as discontinued operations in the Consolidated Statements of Cash Flows and consist of the following:

	Six Months Ended
	June 30, 2024	June 30, 2023
DISCONTINUED OPERATING ACTIVITIES
Net loss	$(197,251)	$(35,078)
Prepaid expenses and other current assets	225,390	2,616
Accounts payable and accrued liabilities	(65,626)	987
Net cash provided by operating activities of discontinued operations	$(37,487)	$(31,475)

INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS
Net cash held in discontinued operations	$(541)	$5,500
Net cash used in investing activities of discontinued operations	$(541)	$5,500

FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS
Proceeds from related party advances	$5,500	$5,500
Net cash used in financing activities of discontinued operations	$5,500	$5,500

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through the date which the financial statements were available to be issued and there are no material subsequent events, except as noted below.

On July 16, 2024, the Company issued 68,600,000 shares of common stock to 1800 Diagonal Lending, LLC for the conversion of $8,232 in principal and accrued interest.

On July 18, 2024, the Company issued 68,600,000 shares of common stock to 1800 Diagonal Lending, LLC for the conversion of $8,232 in principal and accrued interest.

On July 19, 2024, the Company issued 22,350,667 shares of common stock to 1800 Diagonal Lending, LLC for the conversion of $2,682 in principal and accrued interest.

On July 23, 2024, the Company issued 76,590,000 shares of common stock to JanBella Group (a non-affiliate at the time of the transaction) for conversion of $7,659 in accrued interest on convertible debt.

On July 25, 2024, the Company issued 68,633,548 shares of common stock to Leonite Capital, LLC for the conversion of $8,922 in principal and accrued interest.

On August 5, 2024, the Company issued 60,000,000 shares of common stock to Metrospaces for conversion of $7,800 in accrued interest on convertible debt.

On August 6, 2024, the Company issued 32,000,000 shares of common stock to JanBella Group (a non-affiliate at the time of the transaction) for conversion of $3,200 in accrued interest on convertible debt.

On August 7, 2024, the Company issued 39,849,850 shares of common stock to Leonite Capital, LLC for the conversion of $5,180 in principal and accrued interest.

On August 9, 2024, the Company issued 62,000,000 shares of common stock to Metrospaces for conversion of $8,060 in accrued interest on convertible debt.

On August 11, 2024, the Company issued 160,000,000 shares of common stock to Metrospaces for conversion of $20,800 in accrued interest on convertible debt.

On August 12, 2024, the Company issued 75,000,000 shares of common stock to Jefferson Street Capital, LLC for the conversion of $7,500 in principal and accrued interest.

F-14

Designation of Series B Preferred Stock

In August 2024, the Company filed with the State of Nevada a Certificate of Designation which established a Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Designation and Amount. 5,000 shares were designated as Series B Preferred Stock. The Series B Preferred Stock shall have an initial liquidation preference, or stated value, of $1,000 per share.

Voting. Series B Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Dividends. Series B Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion.

Conversion. The Series B Preferred Stock is convertible at any time at a conversion price equal 85% multiplied by the average of the three (3) lowest volume weighted average prices for the Company’s common stock during the five (5) Trading Day period ending on the latest trading day prior to the conversion date.

Exchange Agreements

Effective in August 2024, the Company entered into separate exchange agreements with six lenders (the “Lender Group”), pursuant to which the Lender Group exchanged a total of $1,100,000 of debt for a total of 1,217 shares of Series B Preferred Stock.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Accredited Solutions Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of balance sheets of Accredited Solutions Inc. (“the Company”) as of December 31, 2023, and December 31, 2022, and the related consolidated statements of operations, stockholders' deficit, and cash flows, for the two years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and December 31, 2022, and the results of its operations and its cash flows for the two years ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, Going Concern, to the financial statements, the Company had working capital deficit of $5,233,610 and $4,369,108 for the year ended December 31, 2023, and December 31, 2022 respectively. Additionally, the Company has accumulated deficit of $7,873,675 and $6,385,080 for the year ended December 31, 2023, and December 31, 2022 respectively. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-16

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible Debentures

As described in Notes 7, Notes Payable and Note 9 – Derivative Liabilities to the consolidated financial statements, the Company had convertible debentures that required accounting considerations and significant estimates.

The Company determined that variable conversion features issued in connection with certain convertible debentures required derivative liability classification. These variable conversion features were initially measured at fair value and subsequently have been remeasured to fair value at each reporting period. The Company determined the fair value of the embedded derivatives using the Binomial option pricing model (and Black Scholes at December 31, 2022). The value of the embedded derivative liabilities related to the convertible debentures was $3,294,816, and $2,838,278 at December 31, 2023, and December 31, 2022 respectively.

We identified the accounting considerations and related valuations, including the related fair value determinations of the embedded derivative liabilities of such as a critical audit matter. The principal considerations for our determination were: (1) the accounting consideration in determining the nature of the various features (2) the evaluation of the potential derivatives and potential bifurcation in the instruments, and (3) considerations related to the determination of the fair value of the various debt and equity instruments and the conversion features that include valuation models and assumptions utilized by management. An audit of these elements is especially challenging and requires auditor judgement due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

Our audit procedures related to management’s conclusion on the evaluation and related valuation of embedded derivatives, included the following, among others: (1) evaluating the relevant terms and conditions of the various financings, (2) evaluating and assessing the underlying assumptions included in the valuation (3) evaluation of the relevance of the valuation model, and (4) assessing the appropriateness of conclusions reached by the Company with respect to the accounting for the convertible debt, and the assessment and accounting for potential derivatives.

Change in Estimate

The Company changed the method of valuation of derivative liabilities to using the Binomial option pricing model for the year ended December 31, 2023, from Black Scholes option pricing model for the year ended December 31, 2022. The Binomial option pricing model was not retroactively applied to the derivative liabilities measure for the year ended December 31, 2022. The change in the valuation method resulted in a decrease in derivative liability of  $289,388 for the year ended December 31, 2023.

Emphasis of a Matter

As described in Note 4 – Acquisition of Petro X Solutions, Inc., the Company acquired Petro X Solutions, Inc. (PXS) on May 11, 2022. The acquisition was treated as a reverse merger in accordance with ASC 805-40-45-1. The Company was treated as the legal acquirer and PXS was treated as the accounting acquirer. The Company for the year ended December 31, 2022 presents the operations of PXS retroactively as discontinued operations in the consolidated financial statements.

As described in Note 5 – Rescission of Acquisition of Petro X Solutions, Inc., effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners. The Company for the year ended December 31, 2023 presents the operations of PXS as discontinued operations in the consolidated financial statements.

We have served as the Company’s auditor since 2022.

Victor Mokuolu, CPA PLLC

Houston, Texas
July 15, 2024 PCAOB ID: 6771

F-17

ACCREDITED SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$919	$1,418
Accounts receivable	64,109	51,224
Prepaid expenses	3,904	2,422
Current assets held for sale	-	266,251
Total current assets	68,932	321,315

Other assets
Property, plant and equipment, net	60,573	86,446
Goodwill	-	302,215
Intellectual property	100,000	105,000
Total assets	$229,505	$814,976

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$159,506	$104,939
Advances from related parties	39,450	-
Accrued liabilities	10,081	3,751
Accrued liabilities – related parties	11,400	-
Interest payable	260,534	455,825
Interest payable to related parties	172,149	133,494
Notes payable	19,100	29,100
Convertible notes, net of discounts	961,404	529,887
Convertible notes to related parties, net of discounts	374,102	395,000
Derivative liabilities	3,294,816	2,838,278
Current liabilities held for sale	-	200,149
Total current liabilities	5,302,542	4,690,423
Total liabilities	5,302,542	4,690,423

Stockholders' deficit
Preferred stock - Class A - 30,000,000 shares authorized, $0.001 par value, 14,000 shares issued and outstanding	14	14
Common stock – 2,500,000,000 shares authorized, $0.001 par value, 678,796,778 and 339,277,449 shares issued and outstanding as of December 31, 2023 and 2022, respectively	678,797	339,277
Additional paid in capital	2,121,827	2,170,342
Accumulated deficit	(7,873,675)	(6,385,080)
Total stockholders' deficit	(5,073,037)	(3,875,447)
Total liabilities and stockholders' deficit	$229,505	$814,976

The accompanying notes are an integral part of these consolidated financial statements.

F-18

ACCREDITED SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2023	December 31, 2022
Net sales	$688,875	$483,036
Cost of sales	550,792	387,909
Gross profit	138,083	95,127

Operating expenses
General and administrative expenses	260,982	275,204
Depreciation and amortization expense	25,874	26,240
Total operating expenses	286,856	301,444
Operating loss	(148,773)	(206,317)

Other income (expense)
Other income	15,000	-
Change in derivative liabilities	(456,538)	2,189,161
Interest expense	(398,818)	(783,170)
Loan fees	-	(13,806)
Loss on extinguishment of debt	-	(1,149,267)
Loss on impairment of intangible assets	(302,215)	(7,000)
Total other income (expense)	(1,142,571)	235,918
Net income (loss) from continuing operations	(1,291,344)	29,601
Net income (loss) from discontinued operations	(197,251)	(61,289)
Net income (loss)	$(1,488,595)	$(31,688)

Net income (loss) per share from continuing operations – basic and diluted	$0.00	$0.00
Net income (loss) per share from discontinued operations – basic and diluted	$0.00	$0.00
Net loss per share – basic and diluted	$0.00	$0.00

Weighted average number of common shares – basic and diluted	620,219,888	189,662,591

The accompanying notes are an integral part of these consolidated financial statements.

F-19

ACCREDITED SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	-	$-	102,500,000	$102,500	$(80,288)	$(40)	$22,172
Issuance of common stock for cash	-	-	3,000,000	3,000	117,000	-	120,000
Cancellation of common stock	-	-	(5,500,000)	(5,500)	5,500	-	-
Reverse merger acquisition	-	-	37,889,368	37,890	89,000	(6,353,352)	(6,226,462)
Conversion of common stock into preferred stock	13,000	13	(33,166,670)	(33,167)	33,154	-	-
Issuance of preferred stock for services	1,000	1	-	-	10,777	-	10,778
Issuance of common stock for conversion of note payable	-	-	219,554,751	219,554	2,044,754	-	2,264,308
Issuance of common stock for sponsorship agreement	-	-	15,000,000	15,000	6,000	-	21,000
Warrants issued for commitment fee	-	-	-	-	(55,555)	-	(55,555)
Net loss for the year	-	-	-	-	-	(31,688)	(31,688)
Balance, December 31, 2022	14,000	14	339,277,449	339,277	2,170,342	(6,385,080)	(3,875,447)
Issuance of common stock for conversion of note payable	-	-	324,519,329	324,520	(39,515)	-	285,005
Issuance of common stock for sponsorship agreement	-	-	15,000,000	15,000	(9,000)	-	6,000
Net loss for the Period	-	-	-	-	-	(1,488,595)	(1,488,595)
Balance, December 31, 2023	14,000	$14	678,796,778	$678,797	$2,121,827	$(7,873,675)	$(5,073,037)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

ACCREDITED SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income (loss)	$(1,488,595)	$(31,688)
Net income (loss) from discontinued operations	197,251	61,289
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	25,874	26,240
Stock issued for services	-	10,778
Stock issued for sponsorship agreement	6,000	-
Loss on extinguishment of debt	-	1,149,267
Loss on impairment of intangible assets	302,215	7,000
(Gain) loss on derivative liabilities	456,538	(2,189,161)
Changes in operating assets and liabilities:
Accounts receivable	(12,885)	(47,678)
Prepaid expenses	(1,483)	44,713
Accounts payable	54,566	23,559
Accrued liabilities	17,731	(1,636)
Interest payable	353,001	782,182
Interest payable to related parties	45,816	22,438
Operating cash flows from discontinued operations	(37,487)	(90,829)
Net cash used in operating activities	(81,458)	(233,526)

Cash flows from investing activities:
Net funds received with acquisition of subsidiary	-	14,334
Investing activities of discontinued operations	(541)	-
Net cash flows from investing activities	(541)	14,334

Cash flows from financing activities:
Proceeds from convertible notes payable, net of discounts	12,000	125,000
Proceeds from advances from related parties	29,450	-
Financing activities of discontinued operations	5,500	110,000
Net cash provided by financing activities	46,950	235,000

Net change in cash	(35,049)	15,808
Cash and cash equivalents - beginning of period	35,968	20,160
Cash and cash equivalents - end of period	919	35,968
Cash and cash equivalents of discontinued operations	-	(34,550)
Cash and cash equivalents of continuing operations	$919	$1,418

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$883

Supplemental non-cash information
Conversion of common stock into preferred stock	$-	$33,167
Intangible assets sold for reduction of convertible note - related parties	$5,000	$-
Conversion of notes payable into common stock	$285,005	$1,115,043
Spire sponsorship agreement for common stock	$-	$21,000

The accompanying notes are an integral part of these consolidated financial statements.

F-21

ACCREDITED SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

NOTE 1 – NATURE OF OPERATIONS

Accredited Solutions, Inc. (the “Company” or “Accredited”), formerly known as Keyser Resources, Inc., Lone Star Gold, Inc. and Good Hemp, Inc., was incorporated in the State of Nevada on November 26, 2007.

The Company was involved in the exploration and development of mining properties until September 30, 2013, when it discontinued operations. In 2017, the Company was put into receivership and, in 2018, it emerged from receivership. On September 12, 2019, the Company’s corporate name changed to Good Hemp, Inc.

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the “PXS Merger Agreement”) with Petro X Solutions, Inc., a Wyoming corporation (“PXS”), with PXS becoming our wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the PXS Merger Agreement, as amended, an aggregate of 120,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products.

Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners.

PXS is being treated as discontinued operations in the consolidated financial statements.

The Company’s operations are centered on those of Diamond Creek Group and its bottled water products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Consolidation

The financial statements include the financial statements of the Company and its’ wholly-owned subsidiaries Diamond Creek Group, LLC, Good Hemp Wellness, LLC and Petro X Solutions, Inc. Good Hemp Wellness, LLC was discontinued during 2021. Petro X Solutions, Inc. was discontinued during 2023. All intercompany transactions have been eliminated in consolidation.

F-22

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Inventory

Inventory consisting of raw materials and finished product is stated at the lower of cost (first in, first out method) or net realizable value.

Concentration and Credit Risk

At December 31, 2023, the Company’s receivables were with three customers. Sales to these three customers comprised 68% of the Company’s sales during the year ended December 31, 2023.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable consists of product sales to customers. Trade accounts receivable are generally due 30 days after issuance of the invoice. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on specific circumstances of the customer. At December 31, 2023 and 2022, an allowance was not deemed necessary.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates prior to December 31, 2023. The Company changed the method of valuation of derivative liabilities to using the Binomial option pricing model for the year ended December 31, 2023, from the Black Scholes option pricing model used prior to this valuation date of December 31, 2023. This change of valuation method resulted in a decrease in derivative liabilities of $289,388 for the year ended December 31, 2023. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

F-23

Commitment and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company follows ASC 440-10, Commitments, to report accounting for certain commitments.

Net Income (Loss) Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings per Share. Under the provisions of the Earnings per Share Topic ASC, basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net income (loss) per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards as realization cannot be determined to be more likely than not.

The statement establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns and the adoption of the statement had no material impact to the Company’s financial statements. The Company files tax returns in the US and states in which it has operations and is subject to taxation. Tax years subsequent to 2019 remain open to examination by U.S. federal and state tax jurisdictions.

Revenue Recognition

The Company follows ASC 606-10, “Revenue from Contracts with Customers,” whereby revenue is measured based on a consideration expected to be received, as specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. The Company recognizes revenue from the sale of products and services following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue when it satisfies its obligation by transferring control of the good or service to the customer. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs;
b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or
c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

The Company recognizes revenue when the product is delivered to the customers’ warehouse. The Company is responsible for any damaged or lost product. The Company also issues credits to customers for product that are not sold to consumers that exceeds the expiration date.

Regularly, the Company jointly runs promotions with customers to provide discounts to consumers. These discounts are shared by the Company on a pre-determined price for every “scanback” (UPC scan in the customers’ systems). The Company issues credits to the customers for these “scanbacks”.

F-24

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared using generally accepted in the United States of American applicable to a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has recurring losses, an accumulated deficit and a working capital deficiency. As reflected in the financial statements, the Company had a working capital deficit of $5,233,610 at December 31, 2023, had a net loss of $1,488,595 for the year ended December 31, 2023, and cash used in operating activities of $81,458 for the year ended December 31, 2023. Management’s plans include raising capital in the debt and equity markets. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until its operations become established enough to be considered reliably profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

NOTE 4 – ACQUISITION OF PETRO X SOLUTIONS, INC.

Effective May 11, 2022, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Petro X Solutions, Inc., a Wyoming corporation (“PXS”), pursuant to which PXS became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 100,000,000 shares of its common stock to the shareholders of PXS and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 81,083,333 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Due to the effects of the “reverse merger” acquisition of PXS occurring effective May 11, 2022, in accordance with ASC 805 Business Combinations, the presentation of the financial statements represents the continuation of PXS, the accounting acquirer, except for the legal capital structure. Historical shareholders’ equity of the Company, the accounting acquiree, has been adjusted to reflect the recapitalization.  Retained earnings (deficit) of PXS, the accounting acquirer have been carried forward after the acquisition and operations prior to the merger are those of PXS, the accounting acquirer.  Earnings per share for periods prior to the merger have been adjusted to reflect the recapitalization.

NOTE 5 – RESCISSION OF ACQUISITION OF PETRO X SOLUTIONS, INC.

Effective May 11, 2022, the Company completed a Plan and Agreement of Merger (the Merger Agreement) with PXS, with PXS becoming the Company’s wholly-owned subsidiary as a result of the PXS Merger. Pursuant to the Merger Agreement, an aggregate of 100,000,000 shares of Company common stock were issued to the shareholders of PXS in the PXS Merger. PXS markets competitively-priced, environmentally-friendly products that are designed to work as well as or better than their toxic competitors.

Effective June 1, 2023, the PXS Merger was rescinded, such that all securities issued by the Company in connection with the PXS Merger were cancelled and the ownership of PXS returned to its prior owners. PXS is being treated as discontinued operations in the consolidated financial statements.

Accordingly, (1) the Company’s Consolidated Balance Sheets as of December 31, 2023 and 2022, reports PXS as discontinued operations, (2) the Company’s Consolidated Statement of Stockholders’ Deficit for December 31, 2023 and 2022 reflects an adjustment for the reverse merger (recapitalization) between the Company and PXS and the resulting cancellation of this merger, (3) the Company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the years ended December 31, 2023 and 2022, reports PXS as discontinued operations.

F-25

NOTE 6 – INTANGIBLE ASSETS

On April 1, 2021, the Company entered into an agreement to purchase Diamond Creek Group, LLC, a North Carolina limited liability company which sells the Diamond Creek brand of high alkaline water products, for a total purchase price of $643,000. On April 2, 2021, the Company closed the acquisition and paid the initial $500,000 portion of the purchase price, and on April 23, 2021, paid the $143,000 purchase price balance. During 2021, a major customer chose not to continue purchasing products from Diamond Creek. The Company evaluated goodwill and determined that it was impaired by $161,309. The determination was based upon the loss of a major customer of Diamond Creek, with the resulting decline in revenues. The purchase price was allocated as follows:

Purchase Price Allocation	Amount
Acquisition cost	$643,000
Assets acquired
Cash and cash equivalents	38,635
Accounts receivable	41,611
Property and equipment	97,228
Trademark	100,000
Total assets acquired	277,474
Liabilities assumed
Accounts payable and accrued liabilities	77,998
Note payable	20,000
Total liabilities assumed	97,998
Goodwill at purchase	463,524
Impairment of goodwill	(161,309)
Goodwill as of December 31, 2021	$302,215

For the fiscal year 2023, the Company evaluated the goodwill in accordance with ASC 350-20 “Goodwill”. The Company determined that there had been a significant change in the market. Food and transportation costs had increase significantly in the last couple years. Sales had dropped significantly in fiscal year 2022 and only moderately rebounded in fiscal year 2023. The Company also performed a fair value evaluation. Based on the evaluations, the Company determined that there should be a complete impairment of goodwill during the year ended December 31, 2023. The Company recognized an impairment of goodwill of $302,215 leaving a balance of $0 in goodwill as of December 31, 2023.

Amount
Goodwill as of December 31, 2021	$302,215
Impairment of goodwill	(302,215)
Goodwill as of December 31, 2023	$-

On December 31, 2022 the Company impaired the Good Hemp-related assets by $7,000, based on evaluation of these assets by management. In February 2023, the Company sold all of its Good Hemp-related assets to JanBella Group, LLC, a company controlled by the Company’s current controlling shareholder, William Alessi (then, a third-party). In consideration of such assets, Mr. Alessi forgave $5,000 of indebtedness of the Company.

NOTE 7 – NOTES PAYABLE

On March 26, 2021, the Company entered into a securities purchase agreement with Leonite Capital LLC (“Leonite”) pursuant to which the Company agreed to issue to the Investor an 8% Convertible Promissory Note, dated March 26, 2021, in the principal amount of $568,182. The note was funded by the Investor on March 26, 2021, and on such date pursuant to the securities purchase agreement, the Company reimbursed the Investor for expenses for legal fees and due diligence of $2,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on March 26, 2022. The note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the Investor may not convert the note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor. The note carries a prepayment penalty if the note is paid off in 30, 60, 90, 120, 150, or 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 112%, 115%, 118%, 125%, 130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The financing required the Company to issue 65,000 shares of common stock to Leonite. This note is in default so default interest of 24.0% is in place along with penalties. During the fiscal year ending December 31, 2023, the Company issued 114,657,232 shares of common stock for the conversion of principal and interest of $71,876. As of December 31, 2023, the outstanding balance of this note was $713,232 and accrued interest and penalties was $129,516.

F-26

On April 21, 2021, the Company entered into a securities purchase agreement (the “GS Capital SPA”) with GS Capital Partners, LLC, a New York limited liability company, pursuant to which the Company agreed to issue to the investor a 5% Convertible Redeemable Promissory Note (the “GS Capital Note”), dated April 21, 2021, in the principal amount of $85,750. The GS Capital Note included a $8,000 original issue discount, and was funded by the investor on April 22, 2021, and on such date pursuant to the GS Capital SPA, the Company reimbursed the investor for legal fees of $3,750, receiving net funding of $74,000. The GS Capital SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The GS Capital Note matures 12 months after the date of the note on April 21, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The note carries a prepayment penalty if it is paid off in 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 105% if prepaid within 60 days, 120% if prepaid from 61 days-120 days, and 125% if prepaid between 121 days-180 days of issuance. After the expiration of 180 days, the Company shall have no right of prepayment. On October 27, 2021, the Company issued 52,848 shares of common stock for the conversion of principal and interest of $11,027. On November 17, 2021, the Company issued 83,043 shares of common stock for the conversion of principal and interest of $8,745. On December 13, 2021, the Company issued 224,964 shares of common stock for the conversion of principal and interest of $8,774. During the fiscal year ending December 31, 2022, the Company issued 5,076,422 shares of common stock for the conversion of principal and interest of $171,547. As of December 31, 2023, the outstanding balance of this note was $0.

On May 4, 2021, the Company entered into a securities purchase agreement with Metrospaces, Inc., a Florida corporation, pursuant to which the Company agreed to issue to the investor a 5% Convertible Redeemable Note, dated April 4, 2021, in the principal amount of $50,000. The note was funded by the investor on May 4, 2021, with the Company receiving funding of $50,000. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on May 4, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 65% multiplied by the lowest closing price during the 20 trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 9.9% of the Company’s issued and outstanding common stock. The note carries a prepayment penalty if it is paid off in 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 115% if prepaid within 60 days, 120% if prepaid from 61 days-120 days, and 125% if prepaid between 121 days-180 days of issuance. After the expiration of 180 days, the Company shall have no right of prepayment. This note is in default so default interest of 24.0% is in place. During the fiscal year ending December 31, 2022, the Company issued 9,873,605 shares of common stock for the conversion of principal and interest of $71,302. As of December 31, 2023, the outstanding balance of this note was $31,950 and accrued interest and penalties was $31,923.

On August 13, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., a New York corporation, pursuant to which the Company agreed to issue to the investor a Convertible Note, dated August 13, 2021, in the principal amount of $250,375. The Note included a $25,375 original issue discount and was funded by the investor on August 13, 2021, with the Company receiving funding of $225,000. The note carries a one-time interest charge of 10% of $25,037. The note has mandatory monthly payments of $27,541 starting on September 30, 2021 until the note is paid in full. The securities purchase agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The note matures 12 months after the date of the note on August 13, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 75% multiplied by the lowest closing price during the previous trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The Company made the first note payment on $27,541 prior to September 30, 2021. However, the Company has not made any of the required payments for October, November and December 2021 as required by the note agreement. During the fiscal year ending December 31, 2022, the Company issued 19,623,819 shares of common stock for the conversion of principal and interest of $628,707. As of December 31, 2023, the outstanding balance of this note was $0.

On October 5, 2021, the Company entered into a securities purchase agreement (the “Jefferson SPA”) with Jefferson Street Capital, LLC, a New Jersey limited liability company, pursuant to which the Company agreed to issue to the investor a 10% Convertible Redeemable Promissory Note (the “Jefferson Note”), dated October 5, 2021, in the principal amount of $275,000. The Jefferson Note included a $25,000 original issue discount, and was funded by the investor on October 13, 2021, and on such date pursuant to the Jefferson Note, the Company reimbursed the investor for loan fees of $20,000, receiving net funding of $230,000. The Jefferson SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Jefferson Note matures on August 20, 2022. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to 75% multiplied by the lowest closing bid price during the 10 trading day period prior to the date of conversion (and including the conversion date); provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. This note is in default so default interest of 24.0% is in place along with penalties. During the fiscal year ending December 31, 2022, the Company issued 67,718,082 shares of common stock for the conversion of principal and interest of $732,092. During the fiscal year ending December 31, 2023, the Company issued 15,961,538 shares of common stock for the conversion of principal and interest of $8,300. As of December 31, 2023, the outstanding balance of this note was $123,572 and accrued interest and penalties was $36,073.

F-27

On October 19, 2021, the Company entered into a securities purchase agreement (the “Sixth Street SPA”) with Sixth Street Lending, LLC, a Virginia limited liability company, pursuant to which the Company agreed to issue to the investor a 5% Convertible Redeemable Promissory Note (the “Sixth St Note”), dated October 19, 2021, in the principal amount of $87,500. The Sixth St Note was funded by the investor on October 22, 2021, and on such date pursuant to the Sixth St Note, the Company reimbursed the investor for loan fees of $2,500, receiving net funding of $85,000. The Sixth Street SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Sixth St Note matures on October 19, 2022. The note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the date of the note, at a conversion price equal to 65% multiplied by the lowest closing bid price during the 20 trading day period ending on the last complete trading day prior to the date of conversion; provided, however, that the investor may not convert the note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the investor. The note carries a prepayment penalty if the note is paid off in 180 days following the note date. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 125%. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. During the fiscal year ending December 31, 2022, the Company issued 12,823,439 shares of common stock for the conversion of principal and interest of $357,947. As of December 31, 2023, the outstanding balance of this note was $0.

One July 27, 2022, the Company entered into a securities purchase agreement (the “SPA”) with 1800 Diagonal Lending LLC, a Virginia limited partnership (“1800 Diagonal”), pursuant to which the Company agreed to issue to 1800 Diagonal a 9% Promissory Note (the “Note”), dated July 27, 2022, in the principal amount of $129,250. The Note was funded by 1800 Diagonal on August 1, 2022, with the Company receiving funding of $125,000, net of legal fees of $3,000 and a due diligence fee of $1,250. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures 12 months after the date of the note on July 27, 2023. The Company has the right to repay the Note at a premium ranging from 115% to 125% of the face amount. After the 180th day following July 27, 2022, the Company has no right of repayment. The Note is convertible into shares of the Company’s common stock at a conversion price equal to 65% of the market price of the Company’s common stock on the date of conversion, any time after the date that is 180 days after July 27, 2022; provided, however, that 1800 Diagonal may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock. This note is in default so default interest of 22.0% is in place along with penalties. During the fiscal year ending December 31, 2023, the Company issued 124,057,818 shares of common stock for the conversion of principal and interest of $48,600. As of December 31, 2023, the outstanding balance of this note was $80,650 and accrued interest and penalties was $60,224.

One October 25, 2023, the Company entered into a securities purchase agreement (the “SPA”) with 1800 Diagonal Lending LLC, a Virginia limited partnership (“1800 Diagonal”), pursuant to which the Company agreed to issue to 1800 Diagonal a 9% Promissory Note (the “Note”), dated October 25, 2023, in the principal amount of $12,000. The Note was funded by 1800 Diagonal on October 25, 2023, with the Company receiving funding of $12,000. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures 12 months after the date of the note on October 25, 2024. The Company has the right to repay the Note at a premium ranging from 115% to 125% of the face amount. After the 180th day following October 25, 2023, the Company has no right of repayment. The Note is convertible into shares of the Company’s common stock at a conversion price equal to 61% of the market price of the Company’s common stock on the date of conversion, any time after the date that is 180 days after October 25, 2023; provided, however, that 1800 Diagonal may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock. As of December 31, 2023, the outstanding balance of this note was $12,000 and accrued interest was $198.

NOTE 8 – RELATED PARTY TRANSACTIONS

All related party transactions are recorded at the exchange amount which is the value established and agreed to by the related party.

Mr. William Alessi is the Company’s former CEO and director of the Company. The JanBella Group is an entity controlled by Mr. Alessi. Chris Chumas is a former director of the Company. On July 18, 2019, the Company issued promissory notes to Mr. Alessi, JanBella Group and Mr. Chumas to evidence the amounts they advanced to the Company. The notes are due on demand, bear interest at 10% per year, and are secured by all of the Company’s assets. At the option of the noteholders, the notes may be converted into shares of the Company’s common stock. The number of shares which will be issued upon any conversion of the notes will be determined by dividing the principal amount to be converted (plus, at the option of the noteholder, accrued and unpaid interest) by the lower of (i) $0.001 or, (ii) 50% of the lowest bid price during the forty-five consecutive trading day period ending on the trading day immediately prior to the conversion date.

F-28

On January 29, 2020, the Company issued 7,000,000 shares of its common stock to each of William Alessi and Chris Chumas, respectively, for partial conversion of their promissory notes in the principal amount of $7,000 each, respectively.

On October 15, 2021, the Company paid $50,287 to both Mr. Alessi and Mr. Chumas as payments against the promissory notes held by these individuals.

At December 31, 2023, the Company owed Mr. Alessi $179,700 in principal and $72,596 in accrued interest.

At December 31, 2023, the Company owed JanBella Group $94,402 in principal and $49,063 in accrued interest.

At December 31, 2023, the Company owed Mr. Chumas $100,000 in principal and $50,489 in accrued interest.

Effective May 11, 2022, the Company consummated a plan and agreement of merger (the Merger Agreement) with PXS, pursuant to which PXS became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 100,000,000 shares of its common stock to the shareholders of PXS and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 81,083,333 shares of Company common stock.

On October 11, 2022, the Company entered into three separate securities exchange agreements (collectively, the “Exchange Agreements”). Specifically, the Company entered into Exchange Agreements with three of its former officers and directors, (a) Fabian G. Deneault (the “Deneault Agreement”); (b) Eric Newlan (the “Newlan Agreement”); and (c) William E. Sluss (the “Sluss Agreement”).

Pursuant to the Exchange Agreements, the Company is to issue a total of 13,000 shares of its Series A Preferred Stock, in exchange for a total of 33,166,670 shares of its Common Stock, as follows:

Exchange Agreement	Number of Shares of Common Stock Exchanged	Number of Shares of Series A Preferred Stock Issued
Deneault Agreement	14,083,330 shares	5,500 shares
Newlan Agreement	14,083,340 shares	5,500 shares
Sluss Agreement	5,000,000 shares	2,000 shares

All 33,166,670 shares that were the subject of the Exchange Agreements were cancelled and returned to the status of authorized and unissued.

In October 2022, the Company issued 1,000 shares of its Series A Preferred Stock to its Interim CEO, Douglas V. Martin, as a retention bonus. Such shares were valued at $5,000, in the aggregate.

In February 2023 through June 2023, a former officer and director of the Company, Eric Newlan (then an officer and director of the Company) made advances on behalf of the Company in the total amount of $14,100, which amounts were used to pay operating expenses of the Company. The amounts loaned by Mr. Newlan are due on demand and bear no interest.

From July 2023 through December 2023, a former officer and director of the Company, Bill Allessi made advances on behalf of the Company in the total amount of $15,350, which amounts were used to pay operating expenses of the Company. The amounts loaned by Mr. Alessi are due on demand and bear no interest.

Starting October 2023, the Company started paying its President, Eduardo Brito, a consulting fee amounting to $4,100 a month. The Company accrued for the last three months of fiscal year 2023 for a total of $12,300 and made a payment of $900. As of December 31, 2023, the accrued consulting fee was $11,400.

F-29

NOTE 9 – DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Binomial pricing model to calculate the fair value as of December 31, 2023. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. For the year ended December 31, 2023, the fair value of each convertible note is estimated using the Binomial valuation model. The Company changed the method of valuation of derivative liabilities to using the Binomial option pricing model for the year ended December 31, 2023, from Black Scholes option pricing model used for the year ended December 31, 2022. This change of valuation method used resulted in a decrease in derivative liabilities of $289,388.

For the year ended December 31, 2023, the assumptions utilized in estimating fair values of the liabilities measured on a recurring basis are as follows:

Year Ended
December 31, 2023
Expected term	0.34 years
Expected average volatility	280.85%
Expected dividend yield	-
Risk-free interest rate	5.41%

The fair value measurements of the derivative liabilities at December 31, 2023, is summarized:

Total	Level 1	Level 2	Level 3
$3,294,816	$-	$-	$3,294,816

The fair value measurements of the derivative liabilities at December 31, 2022, is summarized:

Total	Level 1	Level 2	Level 3
$2,838,278	$-	$-	$2,838,278

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. As of December 31, 2023, the Company did not have any legal actions pending against it.

NOTE 11 – CAPITAL STOCK

In April 2022, the Company issued 300,000 shares of common stock to 11 investors for $120,000 in cash.

On May 8, 2022, four shareholders surrendered 550,000 shares of common stock that were immediately cancelled by the Company.

On May 11, 2022, the Company issued 100,000,000 shares of common stock to shareholders of Petro X Solutions, Inc in a reverse merger.

During the fiscal year ended December 31, 2022, the Company issued 14,825,323 shares of common stock to Geneva Roth Reward Holding for conversion of $411,455 in convertible debt.

During the fiscal year ended December 31, 2022, the Company issued 63,461,079 shares of common stock to Jefferson Street Capital, LLC for conversion of $565,463 in convertible debt.

During the fiscal year ended December 31, 2022, the Company issued 89,489,396 shares of common stock to Leonite Capital, LLC for conversion of $756,656 in convertible debt.

During the fiscal year ended December 31, 2022, the Company issued 12,823,439 shares of common stock to Sixth Street Lending, LLC for conversion of $357,947 in convertible debt.

F-30

During the fiscal year ended December 31, 2022, the Company issued 2,465,469 shares of common stock to GS Capital for conversion of $57,642 in convertible debt.

During the fiscal year ended December 31, 2022, the Company issued 9,873,605 shares of common stock to Metrospace for conversion of $71,302 in convertible debt.

During the fiscal year ended December 31, 2022, the Company issued 26,616,440 shares of common stock to William Alessi for conversion of $43,843 in convertible debt.

On October 11, 2022, three shareholders exchanged 33,166,670 shares of common stock for 13,000 shares of series A preferred stock. Also on that day, the Company issued 1,000 shares of series A preferred stock to an individual for services rendered valued at $10,777.

On December 5, 2022, the Company issued 15,000,000 shares of common stock per a sponsorship agreement with Spire Motorsports valued at $21,000.

During the fiscal year ended December 31, 2023, the Company issued 15,961,538 shares of common stock to Jefferson Street Capital, LLC for conversion of $8,300 in convertible debt.

During the fiscal year ended December 31, 2023, the Company issued 114,657,232 shares of common stock to Leonite Capital, LLC for conversion of $71,876 in convertible debt.

During the fiscal year ended December 31, 2023, the Company issued 15,914,511 shares of common stock to William Alessi for conversion of $12,462 in convertible debt.

During the fiscal year ended December 31, 2023, the Company issued 124,057,818 shares of common stock 1800 Diagonal Lending for conversion of $48,600 in convertible debt.

During the fiscal year ended December 31, 2023, the Company issued 53,928,230 shares of common stock JanBella Group for conversion of $10,598 in convertible debt.

See Part II – Unregistered Sales of Equity Securities and Use of Proceeds regarding the sale of unregistered securities and use of proceeds.

NOTE 12 – WARRANTS

As a placement agent fee in connection with the Company’s entering into a Standby Equity Commitment Agreement with MacRab, LLC, in August 2022, the Company issued to MacRab, LLC 5,555,555 cashless warrants with an initial exercise price of $0.009 per share.

NOTE 13 – INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the United States deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The Company is subject to United States income taxes at a rate of 21%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31,	December 31,
	2023	2022
Income tax (payable) recovery at statutory rate of 21%	$(312,605)	$(6,654)
Valuation allowance change	312,605	6,654
Provision for income taxes	$-	$-

NOTE 14 – DISCONTINUED OPERATIONS

In May 2023, the Company decided to discontinue operations of its subsidiary, Petro X Solutions (PXS). Effective June 1, 2023, the PXS acquisition was rescinded and it ceased being a subsidiary of the Company.

F-31

In accordance with the provisions of ASC 205-20, the Company has separately reported the assets and liabilities of the discontinued operations (held for sale) in the consolidated balance sheets and consist of the following:

	December 31, 2023	December 31, 2022
CURRENT ASSETS OF DISCONTINUED OPERATIONS:
Cash and cash equivalents	$-	$34,550
Inventories	-	91
Prepaid expenses	-	231,610
TOTAL CURRENT ASSETS OF DISCONTINUED OPERATIONS	$-	$266,251

CURRENT LIABILITIES OF DISCONTINUED OPERATIONS
Accounts payable and accrued liabilities	$-	$200,149
TOTAL CURRENT LIABILITIES OF DISCONTINUED OPERATIONS	$-	$200,149

In accordance with the provisions of ASC 205-20, the Company has not included in the results of continuing operations the results of operations of the discontinued operations in the Consolidated Statements of Operations. The results of operations for this entity for the years ended December 31, 2023 and 2022, have been reflected as discontinued operations in the Consolidated Statements of Operations, and consist of the following:

	Years Ended
	December 31, 2023	December 31, 2022
Net sales	$-	$250
Cost of sales	5,038	7,329
Gross profit	(5,038)	(7,079)

OPERATING EXPENSES OF DISCONTINUED OPERATIONS:
General and administrative	192,213	54,210
	192,213	54,210
OPERATING INCOME (LOSS) OF DISCONTINUED OPERATIONS	(197,251)	(61,289)

INCOME (LOSS) BEFORE INCOME TAXES OF DISCONTINUED OPERATIONS	(197,251)	(61,289)
Provision for income taxes of discontinued operations	-	-
NET INCOME (LOSS) OF DISCONTINUED OPERATIONS	$(197,251)	$(61,289)

In accordance with the provisions of ASC 205-20, the Company has separately reported the cash flow activity of the discontinued operations in the Consolidated Statements of Cash Flows. The cash flow activity from discontinued operations for the years ended December 31, 2023 and 2022, have been reflected as discontinued operations in the Consolidated Statements of Cash Flows and consist of the following:

	Years Ended
	December 31, 2023	December 31, 2022
DISCONTINUED OPERATING ACTIVITIES
Net loss	$(197,251)	$(61,289)
Depreciation expense	-	-
Changes in operating assets and liabilities:
Trade receivables	-	-
Inventories	-	1,920
Prepaid expenses and other current assets	225,390	(231,610)
Accounts payable and accrued liabilities	(65,626)	200,150
Accounts payable and accrued liabilities - related parties	-	-
Net cash provided by operating activities of discontinued operations	$(37,487)	$(90,829)

INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS
Net cash held in discontinued operations	(541)	-
Net cash used in investing activities of discontinued operations	$(541)	$-

FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS
Proceeds from related party advances	$5,500	$-
Issuance of common stock for cash	-	110,000
Net cash used in financing activities of discontinued operations	$5,500	$110,000

F-32

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2023, through the financial statement issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed, except as noted below.

During the three months ended March 31, 2024, the Company issued 566,163,482 shares of common stock to 1800 Diagonal Lending, LLC for conversion of $152,645 in convertible debt.

On March 14, 2024, the Company issued 65,230,769 shares of common stock to Metrospaces for conversion of $8,480 in accrued interest on convertible debt.

On April 4, 2024, the Company issued 65,230,769 shares of common stock to Metrospaces for the conversion of $8,480 in accrued interest.

In April 2024, the Company negotiated exchanged agreements with six convertible note holders. The Company agreed to exchange principal and accrued interest and penalties on these notes with preferred series B stock of the Company. The Company will issue 1,167 shares of preferred series B stock under these agreements. The accounting for these agreements is still being evaluated by the Company.

F-33

PART III – EXHIBITS

Index to Exhibits

Exhibit	Description
2.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
2.2	Articles of Merger (changing Company name) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)
2.3	Bylaws (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K filed on May 25, 2018, file no. 000-54509)
2.4	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 27, 2020, file no. 000-54509)
2.5	Certificate of Designation of Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on July 27, 2020, file no. 000-54509)
2.6	Certificate of Amendment dated July 12, 2022
2.7	Certificate of Designation – Series A Preferred Stock filed October 11, 2022
2.8#	Certificate of Correction - Series B Certificate of Designation filed August 9, 2024
3.1

Promissory Note dated July 17, 2019, issued by the Company to William Alessi (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

3.2

Promissory Note dated July 17, 2019, issued by the Company to JanBella Group, LLC (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

3.3

Promissory Note dated July 17, 2019, issued by the Company to Chris P. Chumas (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

3.4

Promissory Note dated July 22, 2019, issued by the Company to William Alessi (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

3.5

Promissory Note dated July 22, 2019, issued by the Company to Chris P. Chumas IRA (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on September 23, 2020, file no. 333-248986)

3.6

Senior Secured Convertible Promissory Note dated February March 25, 2021, issued by the Company to Leonite Capital LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 30, 2021, file no. 000-54509)

3.7	Common Stock Purchase Warrant, dated March 25, 2021, issued to Leonite Capital LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on March 30, 2021, file no. 000-54509)
3.8

Convertible Promissory Note dated April 21, 2021, by Good Hemp, Inc. to GS Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on April 26, 2021, file no. 000-54509)

3.9

Convertible Promissory Note dated May 4, 2021, by Good Hemp, Inc. to Metrospaces, Inc. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 6, 2021, file no. 000-54509)

3.10

Promissory Note dated August 13, 2021, by Good Hemp, Inc. to Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 26, 2021, file no. 000-54509)

3.11

Inventory Financing Promissory Note dated October 5, 2021, by Good Hemp, Inc. to Jefferson Street Capital LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 20, 2021, file no. 000-54509)

3.12

Convertible Promissory Note dated October 19, 2021, by Good Hemp, Inc. to Sixth Street Lending LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 27, 2021, file no. 000-54509)

3.13	Promissory Note dated July 27, 2022, $129,250 principal amount, issued by the Company in favor of 1800 Diagonal Lending LLC.
3.14	Warrant dated August 17, 2022, issued by the Company to MacRab LLC
3.15	Promissory Note date April 19, 2024, $10,000 principal amount, issued in favor of Jefferson Street Capital LLC
3.16	Promissory Note date April 19, 2024, $25,000 principal amount, issued in favor of Leonite Capital, LLC
3.17#	Convertible Promissory Note date August 29, 2024, $42,000 principal amount, issued in favor of JanBella Group, LLC
3.18#	Convertible Promissory Note dated September 4, 2024, $75,000 principal amount, issued in favor of Eduardo A. Brito
3.19#	Convertible Promissory Note dated September 4, 2024, $50,000 principal amount, issued in favor of Rodney L. Sperry
3.20#	Convertible Promissory Note dated September 4, 2024, $15,000 principal amount, issued in favor of Greg Kopsch
3.21#	Convertible Promissory Note dated September 4, 2024, $25,000 principal amount, issued in favor of Leopoldo Barbosa
3.22#	Convertible Promissory Note dated September 4, 2024, $19,400 principal amount, issued in favor of Newlan Law Firm, PLLC
3.23#	Convertible Promissory Note dated September 4, 2024, $40,000 principal amount, issued in favor of Newlan Law Firm, PLLC
4.1#	Form of Subscription Agreement

33

6.1

Securities Purchase Agreement, between the Company and Leonite Capital LLC, dated March 25, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 30, 2021, file no. 000-54509)

6.2

Pledge and Security Agreement between the Company and Leonite Capital LLC, dated March 25, 2021 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on March 30, 2021, file no. 000-54509)

6.3

Securities Purchase Agreement, entered into between Good Hemp, Inc. and GS Capital Partners, LLC, dated April 21, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 26, 2021, file no. 000-54509)

6.4

Securities Purchase Agreement, entered into between Good Hemp, Inc. and Metrospaces, Inc., dated May 4, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 6, 2021, file no. 000-54509)

6.5

Engagement Agreement, between Good Hemp, Inc. and Sperry Advisory Services, LLC, dated June 16, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 25, 2021, file no. 000-54509)

6.6

Securities Purchase Agreement, entered into between Good Hemp, Inc. and Geneva Roth Remark Holdings, Inc., dated August 13, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 26, 2021, file no. 000-54509)

6.7

Securities Purchase Agreement, entered into between Good Hemp, Inc. and Jefferson Street Capital LLC, dated October 5, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 20, 2021, file no. 000-54509)

6.8

Securities Purchase Agreement, entered into between Good Hemp, Inc. and Sixth Street Lending LLC, dated October 19, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 27, 2021, file no. 000-54509)

6.9	Rescission Agreement and Mutual Release between the Company and Petro X Solutions, Inc.
6.10	Assignment and Assumption Agreement with Consent between the Company and Spire Motorsports II, LLC.
6.11	Mutual Release among the Company, Petro X Solutions, Inc., William Alessi, Chris Chumas, Fabian G. Deneault, Eric Newlan, William E. Sluss and Douglas V. Martin.
6.12	Securities Purchase Agreement dated July 27, 2022, between the Company and 1800 Diagonal Lending LLC.
6.13	Securities Exchange Agreement between the Company and Fabian G. Deneault
6.14	Securities Exchange Agreement between the Company and Eric Newlan
6.15	Securities Exchange Agreement between the Company and William E. Sluss
6.16	Letter Agreement dated July 1, 2024, between the Company and Apokar Investment Group, LLC
6.17	Exchange Agreement dated April 19, 2024, between the Company and Jefferson Street Capital LLC with respect to 10 shares of Series B Preferred Stock
6.18	Exchange Agreement dated April 19, 2024, between the Company and Jefferson Street Capital LLC with respect to 153 shares of Series B Preferred Stock
6.19	Amendment to Exchange Agreement dated August 8, 2024, between the Company and Jefferson Street Capital LLC with respect to 153 shares of Series B Preferred Stock
6.20	Exchange Agreement dated April 19, 2024, between the Company and Leonite Capital, LLC with respect to 25 shares of Series B Preferred Stock
6.21	Exchange Agreement dated April 19, 2024, between the Company and Leonite Capital, LLC with respect to 569 shares of Series B Preferred Stock
6.22	Amendment to Exchange Agreement dated July 5, 2024, between the Company and Leonite Capital, LLC with respect to 569 shares of Series B Preferred Stock
6.23	Exchange Agreement dated August 11, 2024, between the Company and MetroSpaces, Inc. with respect to 50 shares of Series B Preferred Stock
6.24	Amendment to Exchange Agreement dated August 11, 2024, between the Company and MetroSpaces, Inc. with respect to 50 shares of Series B Preferred Stock
6.25	Exchange Agreement dated April 18, 2024, between the Company and Mainstar Trust Custodian FBO Chris Chumas with respect to 100 shares of Series B Preferred Stock
6.26	Exchange Agreement dated April 14, 2024, between the Company and William Alessi with respect to 200 shares of Series B Preferred Stock
6.27	Exchange Agreement dated April 18, 2024, between the Company and JanBella Group, LLC with respect to 110 shares of Series B Preferred Stock
6.28	Amendment to Exchange Agreement dated August 11, 2024, between the Company and JanBella Group, LLC with respect to 110 shares of Series B Preferred Stock
6.29	Employment Agreement between the Company and Ben Farzam.
6.30#	Legal Services Agreement between the Company and Newlan Law Firm, PLLC
6.31#	Securities Purchase Agreement dated August 29, 2024, between the Company and JanBella Group, LLC
7.1

Plan and Agreement of Merger among Good Hemp, Inc., Good Hemp Name Change Subsidiary, Inc. and Petro X Solutions, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 11, 2022)

7.2

Plan and Agreement of Merger among Good Hemp, Inc., Good Hemp Name Change Subsidiary 2, Inc. and Restoration Artechs, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on March 22, 2022)

7.3

Membership Interest Purchase Agreement, between the Company and the Sellers, dated April 1, 2021 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 7, 2021, file no. 000-54509)

11.1#	Consent of Victor Mokuolu, CPA PLLC, Independent Registered Public Accounting Firm
11.2#	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)
12.1#	Opinion of Newlan Law Firm, PLLC

* Incorporated by reference.

# Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Springs, State of California, on September 6, 2024.

ACCREDITED SOLUTIONS, INC.

By:	/s/ Eduardo A. Brito
Eduardo A. Brito Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Eduardo A. Brito	September 6, 2024
Eduardo Brito
President [Principal Executive Officer], Secretary and Director

By:	/s/ Rodney L. Sperry	September 6, 2024
Rodney L. Sperry
Chief Financial Officer [Principal Financial Officer]

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